                                                                    EXHIBIT 10.3


                            MASTER AGREEMENT TO LEASE

                                     BETWEEN

                   CPT OPERATING PARTNERSHIP L.P., LANDLORD

                                       AND

                  COMMUNITY EDUCATION CENTERS, INC., TENANT

                                DATED: May , 2003

                                TABLE OF CONTENTS

                                                                                 PAGE

Article I SEPARATE LEASE AGREEMENTS: PREMISE, AND TERM......................       2
      1.01  Separate Lease Agreements.......................................       2
      1.02  Leased Property.................................................       2
      1.03  Term............................................................       3
      1.04  Holding Over....................................................       3
      1.05  Surrender.......................................................       3
      1.06  Affiliates as Tenant............................................       3
Article II RENT.............................................................       4
      2.01  Base Rent.......................................................       4
      2.02  Base Rent Escalation............................................       4
      2.03  Additional Rent.................................................       4
      2.04  Place(s) of Direct Payment of Base Rent and Additional Rent.....       4
      2.05  Net Lease.......................................................       4
      2.06  No Termination, Abatement, etc..................................       4
Article III IMPOSITIONS AND UTILITIES.......................................       5
      3.01  Payment of Impositions..........................................       5
      3.02  Definition of Impositions.......................................       6
      3.03  Utilities.......................................................       7
      3.04  Escrow of Impositions...........................................       7
      3.05  Discontinuance of Utilities.....................................       8
Article IV INSURANCE........................................................       8
      4.01  Property Insurance..............................................       8
      4.02  Liability Insurance.............................................       9
      4.03  Insurance Requirements..........................................       9
      4.04  Replacement Cost................................................      10
      4.05  Blanket Policy..................................................      10
      4.06  No Separate Insurance...........................................      10
      4.07  Waiver of Subrogation...........................................      11
      4.08  Mortgages.......................................................      11
Article V INDEMNITY; HAZARDOUS SUBSTANCES; DANGEROUS CONDITIONS.............      11
      5.01  Tenant's Indemnification........................................      11
      5.02  Hazardous Materials.............................................      12
      5.03  Tenant's Compliance.............................................      12
      5.04  Definitions.....................................................      14
      5.05  Limitation of Landlord's Liability..............................      14
      5.06  Dangerous Condition.............................................      15
Article VI USE AND ACCEPTANCE OF LEASED PROPERTY............................      15
      6.01  Use of Leased Property..........................................      15
      6.02  Acceptance of Leased Property...................................      15
      6.03  Conditions of Use and Occupancy.................................      16
      6.04  Financial Statements and Other Information......................      16
      6.05  Representations of Tenant.......................................      16

Article VII REPAIR; MAINTENANCE RESERVE; COMPLIANCE WITH LAWS;
      MECHANICS' OR CONSTRUCTION LIENS; MAINTENANCE OF SERVICE CONTRACTS....      17
      7.01  Repair and Maintenance..........................................      17
      7.02  Maintenance Reserve.............................................      17
      7.03  Compliance with Laws............................................      19
      7.04  Required Alterations............................................      19
      7.05  Mechanics' or Construction Liens................................      20
      7.06  Replacements of Fixtures........................................      20
      7.07  Maintenance of Service Agreements...............................      20
Article VIII ALTERATIONS AND SIGNS; TENANT'S PROPERTY; CAPITAL
      ADDITIONS TO THE LEASED PROPERTY......................................      21
      8.01  Tenant's Right to Construct.....................................      21
      8.02  Scope of Right..................................................      21
      8.03  Cooperation of Landlord.........................................      22
      8.04  Commencement of Construction....................................      22
      8.05  Rights in Tenant Improvements...................................      23
      8.06  Personal Property...............................................      23
      8.07  Requirements for Personal Property..............................      24
      8.08  Signs...........................................................      25
      8.09  Financings of Capital Additions to a Leased Property............      25
Article IX DEFAULTS AND REMEDIES............................................      27
      9.01  Events of Default...............................................      27
      9.02  Remedies........................................................      29
      9.03  Right of Set-Off................................................      31
      9.04  Performance of Tenant's Covenants...............................      31
      9.05  Interest on past Due Payments...................................      31
      9.06  Litigation; Attorneys' Fees.....................................      31
      9.07  Remedies Cumulative.............................................      32
      9.08  Escrows and Application of Payments.............................      32
      9.09  Power of Attorney...............................................      32
Article X DAMAGE AND DESTRUCTION............................................      32
      10.01 General.........................................................      32
      10.02 Landlord's Inspection...........................................      33
      10.03 Landlord's Costs................................................      34
      10.04 Rent Abatement..................................................      34
      10.05 Substantial Damage During Lease Term............................      34
      10.06 Damage Near End of Term.........................................      35
Article XI CONDEMNATION.....................................................      35
      11.01 Definition......................................................      35
      11.02 Apportionment of Compensation...................................      35
      11.03 Effect on Lease Obligations.....................................      36
      11.04 Condemnation Caused by Default of Tenant........................      36
      11.05 Restoration of Premises.........................................      37
      11.06 Landlord's Inspection...........................................      37
Article XII TENANT'S RIGHT OF FIRST REFUSAL.................................      38
      12.01 Rights of First Refusal.........................................      38
      12.02 Restriction on Exercise of Purchase Refusal Right...............      39

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
      12.03 Prohibition on Certain Transfers................................      39
Article XIII ASSIGNMENT and SUBLETTING; ATTORNMENT..........................      39
      13.01 Prohibition Against Subletting and Assignment...................      39
      13.02 Changes of Control..............................................      40
      13.03 Service Agreements..............................................      41
      13.04 Permitted Subleases.............................................      42
      13.05 Affect of Assignment............................................      43
      13.06 REIT Limitations................................................      43
      13.07 Attornment......................................................      43
Article XIV ARBITRATION.....................................................      44
      14.01 Controversies...................................................      44
      14.02 Appointment of Arbitrators......................................      44
      14.03 Arbitration Procedure...........................................      44
      14.04 Expenses........................................................      44
      14.05 Enforcement of the Arbitration Award............................      45
Article XV QUIET ENJOYMENT; SUBORDINATION, ATTORNMENT and ESTOPPEL
      CERTIFICATES..........................................................      45
      15.01 Quiet Enjoyment.................................................      45
      15.02 Landlord Mortgages: Subordination...............................      45
      15.03 Attornment: Non-Disturbance.....................................      45
      15.04 Estoppel Certificate............................................      46
Article XVI MISCELLANEOUS...................................................      47
      16.01 Notices.........................................................      47
      16.02 Advertisement of Leased Property................................      48
      16.03 Landlord's Access...............................................      48
      16.04 Entire Agreement................................................      48
      16.05 Severability....................................................      48
      16.06 Captions and Headings...........................................      49
      16.07 Governing Law...................................................      49
      16.08 Memorandum of Lease.............................................      49
      16.09 Waiver..........................................................      49
      16.10 Binding Effect..................................................      49
      16.11 Authority.......................................................      49
      16.12 Transfer of Permits, Etc........................................      49
      16.13 Modification....................................................      50
      16.14 Incorporation by Reference......................................      50
      16.15 No Merger.......................................................      50
      16.16 Laches..........................................................      50
      16.17 Waiver of Jury Trial............................................      50
      16.18 Permitted Contests..............................................      50
      16.19 Construction of Lease...........................................      51
      16.20 Counterparts....................................................      51
      16.21 Relationship of Landlord and Tenant.............................      51
      16.22 Landlord's Status as a REIT.....................................      51
      16.23 Appraisal.......................................................      51
      16.24 Liability of General Partner of Landlord........................      52
      16.25 Warranties......................................................      53

      SCHEDULES

      Schedule A        The Facilities
      Schedule B        Personal Property
      Schedule C        Tenant's Proprietary Property
      Schedule D        Permitted Exceptions

                            MASTER AGREEMENT TO LEASE

      This Master Agreement to Lease (this "AGREEMENT") is entered into and dated as of the ___________ day of May, 2003, by and between CPT OPERATING PARTNERSHIP L.P., a Delaware limited partnership ("LANDLORD"), and COMMUNITY EDUCATION CENTERS, INC., a Delaware corporation ("TENANT").

                                    RECITALS

      A. Community Corrections Urban Renewal Corporation, a New Jersey corporation ("URBAN RENEWAL"), an affiliate of Tenant, has concurrently conveyed to Landlord all that certain real property, and the equipment and fixtures affixed thereto and included in the real property, known and designated on the official tax map of the City of Newark, County of Essex, State of New Jersey as Block 5060, Lot 154, commonly known as Delaney Hall, 451-479 Doremus Avenue, Newark, New Jersey (the "PROPERTY") and Tenant has concurrently conveyed to Landlord certain equipment, furniture, fixtures and other amenities located thereon and therein and owned by Tenant and upon which Tenant engages in the business of the development and management of a certain correctional and detention facility known as Delaney Hall (the "FACILITY").

      B. Landlord and Tenant desire to provide for the lease by Landlord back to the Tenant of the Property and the Facility.

      C. In the event Landlord acquires from Tenant or any other owner/operator other correctional and detention facilities, Landlord may from time to time lease such additional properties that Landlord may acquire to Tenant on the same terms and conditions as set forth in this Agreement.

      D. Landlord and Tenant desire that each of the properties listed on Schedule A and each additional property that Landlord may lease to Tenant shall be the subject of a separate and individual lease agreement describing said property, the rent and various other terms of said lease (each such lease agreement referred to individually as a "LEASE," and the property that is the subject of an individual Lease, as more fully described in Section 1.02 below, being referred to as a "LEASED PROPERTY" and collectively as the "LEASED PROPERTIES").

      E. Landlord and Tenant desire to set forth in this Agreement certain terms and conditions applicable to all Leases of all Leased Properties, except as any individual Lease with respect to a particular Leased Property may otherwise provide.

      NOW, THEREFORE, in consideration of the Leased Properties and the covenants and conditions set forth in the individual Lease and this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Landlord and Tenant agree as follows:

                                    ARTICLE I
                 SEPARATE LEASE AGREEMENTS: PREMISE, AND TERM

                  1.01 SEPARATE LEASE AGREEMENTS. Landlord and Tenant are concurrently entering into a separate Lease for each of the Leased Properties referred to in Schedule A hereto, and may in the future enter into one or more additional separate Leases for one or more additional Leased Properties. Except as specifically set forth in a separate Lease, or any amendment, supplement, schedule or exhibit thereto, all of the provisions of this Agreement shall be deemed to be incorporated into and made a part of each such separate Lease made between the Landlord as landlord (or Lessor) and the Tenant as tenant (or Lessee) during the term of such separate Lease.

                  1.02 LEASED PROPERTY. Except as set forth in an individual Lease (including any schedule or exhibit thereto), the property that is the subject of each Lease and that shall be considered as leased by the Landlord to the Tenant thereunder shall consist of:

                  (a) The land described in the Lease, together with all rights, titles, appurtenant interests, covenants, licenses, privileges and benefits thereto belonging, and any easements, rights-,of-way, rights of ingress or egress or other interests in, on, or to any land, highway, street, road or avenue, open or proposed, in, on, across, in front of, abutting or adjoining such real property including, without limitation, any strips and gores adjacent to or lying between such real property and any adjacent real property (the "LAND");

                  (b) All buildings, improvements, structures and fixtures now located or to be located or to be constructed on the Land, including, without limitation, landscaping, parking lots and structures, roads, drainage and all above ground and underground utility structures, and other so-called "infrastructure" improvements (the "IMPROVEMENTS");

                  (c) All equipment, machinery, fixtures, and other items of real and/or personal property, including all components thereof, located in, on or used in connection with, and permanently affixed to or incorporated into, the Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, electronic security equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and similar systems or as such property may be more particularly itemized in a schedule attached to an individual Lease and incorporated herein and therein by reference, all of which, to the greatest extent permitted by law, are hereby deemed to constitute real estate, together with all replacements, modifications, alterations and additions thereto (collectively the "FIXTURES");

                  (d) All furniture, equipment, inventory and other personal property identified on Schedule B attached to an individual Lease, if any, and incorporated herein and therein by reference (collectively, the "PERSONAL PROPERTY"). For purposes hereof, Personal Property shall not include certain proprietary property of Tenant or other Person (as defined below), all as set forth on Schedule C attached hereto or to any individual Lease.

The Land, Improvements, Fixtures and Personal Property are hereinafter referred to as the "LEASED PROPERTY."

      SUBJECT, HOWEVER, to the easements, liens, encumbrances, restrictions, agreements, and other title matters listed or specifically referred to in Schedule D attached hereto or to any individual Lease ("PERMITTED EXCEPTIONS").

                  1.03 TERM. The term of each Lease shall be as set forth in the individual Lease for a particular Leased Property (the "TERM").

                  1.04 HOLDING OVER. Should Tenant, without the express consent of Landlord, continue to hold and occupy the Leased Property after the expiration of the Term, such holding over beyond the Term and the acceptance or collection of Rent (as defined below) by the Landlord shall operate and be construed as creating a tenancy from month-to-month and not for any other term whatsoever. Tenant shall be liable for all damages incurred by Landlord as a result of any such holdover, and, in addition to such damages, during any such holdover period, Tenant shall pay to Landlord for each month (or portion thereof) Tenant remains in the Leased Property, two hundred percent (200%) of the Base Rent in effect on the expiration date and all Additional Rent applicable to such holdover period. Such month-to-month tenancy may be terminated by Landlord by giving Tenant thirty (30) days written notice, and at any time after such termination, Landlord may re-enter and take possession of the Leased Property in accordance with Applicable Law (as defined below).

                  1.05 SURRENDER. Subject to Landlord's option to purchase Tenant's personal property in accordance with Section 8.06 and except as a result of (i) Tenant Improvements and Capital Additions (as such terms are defined in Section 8.01 hereof); (ii) normal and reasonable wear and tear (subject to the obligation of Tenant to maintain the Leased Property in good order and repair during the Term); and (iii) casualty, taking or other damage and destruction not required to be repaired by Tenant, Tenant shall surrender and deliver up the Leased Property, including all Personal Property and replacements thereof required to be provided by Tenant pursuant to the terms of Sections 8.06 and 8.07 hereof, at the expiration or termination of the Term, broom clean, free of all Tenant's personal property (but not the Personal Property), and in good order and condition.

                  1.06 AFFILIATES AS TENANT. Subject to the Landlord's reasonable right to approve the terms of any subleases in accordance with the provisions of Article XIII and the receipt by Landlord of such certifications and opinions of counsel as Landlord may reasonably require, any Affiliate of Tenant may become a party to this Agreement and any Lease as a Tenant (each an "ALTERNATE TENANT") with respect to an individual Leased Property, and shall be liable (jointly and severally with Tenant) for all obligations of the tenant or lessee under this Master Lease and any and all applicable Leases. The form and content of any such certifications and/or opinions shall be set forth in the respective Lease applicable to such Alternative Tenant. The foregoing notwithstanding, (a) Tenant shall remain fully liable for all obligations as Tenant with respect to each Leased Property, and (b) Tenant shall have the right to give any notice, consent or waiver, or to exercise any option permitted under any Lease and to agree to any amendment or modification with respect to this Agreement or any individual Lease with respect to a Leased Property, as and on behalf of the tenant or lessee with respect to each such Leased Property (and each Alternate Tenant hereby grants to Tenant an irrevocable power of attorney, coupled with an interest, to take any such actions) and any other party to this Agreement, any Lease or to any related and associated agreements shall be fully protected in relying on any such actions taken by Tenant or (with respect to the applicable Leased Property) by any Alternate

Tenant. For purposes of this Section 1.06, "AFFILIATE" shall mean Education and Health Centers of America, Inc., a New Jersey non-profit corporation ("Education") or any Person directly or indirectly controlling, controlled by, or under common control with Tenant. Landlord acknowledges that Education is not controlling, controlled by or under common control with Tenant and has been defined as an Affiliate of Tenant herein solely for purposes of this Agreement. A "PERSON" as used herein shall mean and include natural persons, corporations, limited partnerships, limited liability companies, limited liability partnerships, general partnerships, joint stock companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governmental bodies and agencies and political subdivisions thereof.

                                   ARTICLE II
                                      RENT

                  2.01 BASE RENT. Unless otherwise provided in an individual Lease, Tenant shall pay Landlord annual base rent for each Leased Property that is the subject of a Lease without notice, demand, set-off or counterclaim, in advance, in lawful money of the United States of America in the amount specified therein (the "BASE RENT") for the Term in consecutive monthly installments payable in advance on the Commencement Date (as defined in each Lease) of each Lease and thereafter on the twenty-fifth (25th) calendar day of each month during the Term, in accordance with the Base Rent Schedule set forth in or attached to each individual Lease.

                  2.02 BASE RENT ESCALATION. Base Rent shall increase, if at all, as set forth in the applicable Lease for each Leased Facility.

                  2.03 ADDITIONAL RENT. In addition to Base Rent, Tenant shall pay all other amounts, liabilities, obligations and Impositions (as hereinafter defined ) which Tenant assumes or agrees to pay under this Agreement or any Lease and any fine, penalty, interest, charge and cost which may be added for nonpayment or late payment of such items (collectively the "ADDITIONAL RENT").

                  2.04 PLACE(S) OF DIRECT PAYMENT OF BASE RENT AND ADDITIONAL RENT. The Base Rent and Additional Rent are hereinafter collectively referred to as "RENT." Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Agreement, in any Lease or by statute, rule or regulation or otherwise with respect to nonpayment of the Rent. Tenant shall make all payments of Base Rent at Landlord's principal place of business or as Landlord may otherwise from time to time direct in writing, and all payments of Additional Rent directly to the person or persons to whom such amount is owing at the time and times when such payments are due, and shall give to Landlord such evidence of such direct payments as Landlord shall request.

                  2.05 NET LEASE. Each Lease shall be deemed and construed to be an "absolute net lease" or "triple net lease," and Tenant shall pay all Rent, Impositions, and other charges and expenses in connection with each Leased Property throughout the Term, without abatement, deduction or set-off.

                  2.06 NO TERMINATION, ABATEMENT, ETC. Except as otherwise specifically provided in this Agreement or a particular Lease, Tenant shall remain bound by this

Agreement and such Lease in accordance with its terms. Except as otherwise specifically provided in this Agreement or a particular Lease, Tenant shall not, without the prior written consent of Landlord, modify, surrender or terminate this Agreement or any such Lease, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent. Except as specifically provided in this Agreement or a particular Lease, the obligations of Landlord and Tenant shall not be affected by reason of (i) the lawful or unlawful prohibition of, or restriction upon, Tenant's use of the Leased Property, or any part thereof, the interference with such use by any Person, corporation, partnership or other entity, or by reason of eviction by paramount title; (ii) any claim which Tenant has or might have against Landlord or by reason of any default or breach of any warranty by Landlord under this Agreement or a particular Lease or any other agreement between Landlord and Tenant, or to which Landlord and Tenant are parties; (iii) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceeding affecting Landlord or any assignee or transferee of Landlord; (iv) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceeding affecting Tenant, any Affiliate, any Alternative Tenant or any assignee or transferee of Tenant; or (v) any other cause, whether similar or dissimilar to any of the foregoing, other than a discharge of Tenant from any such obligations as a matter of law. Except as otherwise specifically provided in this Agreement or a particular Lease, and to the maximum extent permitted by law, Tenant hereby specifically waives all rights, including, but not limited to, any rights under any statute relating to rights of tenants in any state in which any Leased Property is located, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law (a) to modify, surrender or terminate any Lease or quit or surrender the Leased Property or any portion thereof; or (b) entitling Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Tenant hereunder. The obligations of Landlord and Tenant hereunder shall be separate agreements and the Rent and all other sums shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Agreement or a particular Lease or by termination of this Agreement or a particular Lease in writing signed by both Landlord and Tenant, other than termination by Landlord by reason of an Event of Default.

                                   ARTICLE III
                            IMPOSITIONS AND UTILITIES

                  3.01 PAYMENT OF IMPOSITIONS. Subject to the adjustments set forth herein, Tenant shall pay, as Additional Rent, all Impositions (as defined below) that may be levied or become a lien on the Leased Property or any part thereof at any time (whether prior to or during the Term), without regard to prior ownership of the Leased Property, before the same become delinquent. Tenant shall furnish to Landlord on an annual basis copies of official receipts or other satisfactory proof evidencing such payments. Tenant's obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof. Tenant, at its expense, shall prepare and file all tax returns and reports in respect of any Imposition as may be required by governmental authorities; provided, however, Landlord shall be responsible for the preparation and filing of any such tax returns or reports in respect of any real or personal property owned by Landlord. Tenant shall be entitled to any refund due from any taxing authority if no Event of Default (as hereinafter defined) shall have occurred hereunder and be continuing. Landlord shall be entitled to any refund from any taxing authority if an Event of Default has occurred and is continuing. Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. In the event governmental authorities classify any property covered by this Lease as personal property, Landlord and Tenant shall file all personal property tax returns in such jurisdictions where it may legally so file with respect to their respective owned personal property. Landlord, to the extent it possesses the same, and Tenant, to the extent it possess the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Landlord is legally required to file personal property tax returns, Tenant will be provided with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Tenant to file a protest. Tenant may, upon notice to Landlord, at Tenant's option and at Tenant's sole cost and expense, protest, appeal, or institute such other proceedings as Tenant may deem appropriate to effect a reduction of real estate or personal property assessments and Landlord, at Tenant's expense as aforesaid, shall fully cooperate with Tenant in such protest, appeal, or other action. Tenant shall provide Landlord copies of all materials filed or presented in connection with any such proceeding. Tenant shall promptly reimburse Landlord for all personal property taxes paid by Landlord upon receipt of billings accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made. Impositions imposed in respect to the tax-fiscal period during which the Term commences and terminates shall be adjusted and prorated between Landlord and Tenant on a per diem basis, with Tenant being obligated to pay its pro rata share from and including the Commencement Date to and including the expiration or termination date of the Term, whether or not such Imposition is imposed before or after such commencement or termination, and Tenant's obligation to pay its prorated share thereof shall survive such termination; provided, however, with respect to any Leased Property that Landlord purchases from Tenant or an Alternative Tenant, Tenant or such Alternative Tenant shall be liable for all Impositions due for any period in which the Commencement Date occurs, whether or not such Imposition was due on, before or after such Commencement Date.

            Tenant shall also pay to Landlord a sum equal to the amount which Landlord may be caused to pay of any privilege tax, sales tax, gross receipts tax, rent tax, occupancy tax or like tax (excluding any income tax payable with respect to Landlord's business operations), hereinafter levied, assessed, or imposed by any federal, state, county or municipal governmental authority, or any subdivision thereof, upon or measured by rent or other consideration required to be paid by Tenant under this Agreement.

                  3.02 DEFINITION OF IMPOSITIONS. "Impositions" means, collectively, the following: (a) taxes (including, without limitation, all real estate and personal property ad valorem (whether assessed as part of the real estate or separately assessed as unsecured personal property), sales and use, business or occupation, single business, gross receipts, transaction, privilege, rent or similar taxes, but not including income or excise taxes payable with respect to Landlord's receipt of Rent); (b) assessments (including without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term); (c) ground rents, water, sewer or other rents, fees and charges, excises, tax levies, and fees (including, without limitation, license, permit, inspection, authorization and similar fees); (d) to the extent they may become a lien on the Leased Property, all taxes imposed on Tenant's operation of the Leased Property, including, without limitation, employee withholding taxes, income taxes and intangible taxes; (e) any taxes arising out of or incurred as a result of any sale, transfer, assignment or other disposition by Tenant of its interest in the Leased Property or this Agreement, whether or not permitted under this Agreement; and (f) all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property or any part thereof and/or the Rent (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon any of the following: (i) Landlord or Landlord's interest in the Leased Property or any part thereof; (ii) the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein; or (iii) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Leased Property or the leasing or use of the Leased Property or any part thereof. Tenant shall not, however, be required to pay (y) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Landlord, or (z) any income, franchise, transfer, documentary stamp, intangible, gross receipts, inheritance, devolution, gift, estate, payroll, stamp act, or reassessment or supplemental assessments of ad valorem real or personal property taxes due to the sale, transfer, assignment or other disposition of the title, estate or interest of Landlord in the Leased Property or this Agreement; provided, however, that if any tax, assessment, tax levy or charge that Tenant is obligated to pay pursuant to the first sentence of this definition and that is in effect at any time during the Term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (y) or
(z) immediately above is levied, assessed or imposed expressly in lieu thereof, Tenant shall then pay such tax, levy, or charge set forth in clause (y) and/or
(z).

                  3.03 UTILITIES. Tenant shall contract for, in its own name, and will pay, as Additional Rent all taxes, assessments, charges/deposits, fees and bills for utilities, including, without limitation, charges for water, gas, oil, sanitary and storm sewer, electricity, telephone service, trash collection, internet access and all other utilities that may be charged against any occupant or user of the Improvements during the Term. Tenant shall at all times maintain that amount of heat necessary to ensure against the freezing of water lines. Tenant shall indemnify, defend, save and hold Landlord harmless of, from and against any and all liability or damages, including, but not limited to, damages to the utility systems and the Leased Property, that may result from Tenant's failure to maintain sufficient heat in the Improvements.

                  3.04 ESCROW OF IMPOSITIONS. In the event Tenant fails to timely pay any or all of the Impositions with respect to any Leased Facility two
(2) times in any one (1) tax period or three (3) times in any two (2) consecutive tax periods, then, upon ten (10) days written notice from Landlord to Tenant, Tenant shall thereafter deposit with Landlord on the first day of each month during the remaining Term hereof and any extended Term, a sum equal to one-twelfth (1/12th) of Landlord's estimate of the Impositions assessed or to be assessed against such Leased Property during the tax year of the then applicable Lease Year, which sum shall be used by Landlord toward payment of such Impositions. If at the end of any applicable tax year, any such funds held by Landlord are insufficient to make full payment of taxes or other Impositions for which such funds are held, Tenant, on demand, shall pay to Landlord any additional funds necessary to pay and discharge the obligations of Tenant pursuant to the provisions of this Article III. If, however, at the end of any applicable tax year, such funds held by Landlord are in excess of the total payment required to satisfy taxes or other Impositions for which such funds are held, Landlord shall apply such excess amounts to Tenant's tax and Imposition escrow fund for the next tax year. If any such excess exists following the expiration or earlier termination of any Lease, and subject to Section 9.08 below, Landlord shall promptly refund such excess amounts to Tenant. The receipt by Landlord of the payment of such Impositions by and from Tenant shall only be as an accommodation to Tenant and the taxing authorities, and shall not be construed as rent or income to Landlord, and shall not be deemed as the assumption by Landlord to pay such Impositions or be deemed a waiver by Landlord of Tenant's obligation to pay such Impositions, Landlord serving, if at all, only as a conduit for delivery purposes.

                  3.05 DISCONTINUANCE OF UTILITIES. Landlord will not be liable for damages to person or property or for injury to, or interruption of, business, whether the business of Tenant or any other Person, for any discontinuance of utilities nor will such discontinuance in any way be construed as an eviction of Tenant or cause an abatement of Rent or operate to release Tenant from any of Tenant's obligations under this Lease.

                                   ARTICLE IV
                                    INSURANCE

                  4.01 PROPERTY INSURANCE. Tenant, at Tenant's expense, shall keep the Improvements, Fixtures, and other components of the Leased Property insured against the following risks:

                  (a) Loss or damage by fire, vandalism and malicious mischief earthquake, sprinkler leakage and all other physical loss perils commonly covered by "All Risk" insurance in an amount not less than one hundred percent (100%) of the then full replacement cost thereof (as hereinafter defined). Such policy shall include an agreed-amount endorsement if available at a reasonable cost. Such policy shall also include endorsements for contingent liability for operation of building and zoning laws, demolition costs, and increased cost of construction.

                  (b) Loss or damage by explosion of steam boilers, pressure vessels, or similar apparatus, now or hereafter installed on the Leased Property, in commercially reasonable amounts acceptable to Landlord.

                  (c) Loss of rent under a rental value or business interruption insurance policy covering risk of loss during the first six (6) months of reconstruction necessitated by the occurrence of any hazards described in Sections 4.01(a) or 4.01(b), above, and which causes an abatement of Rent as provided in Article X hereof, in an amount sufficient to prevent Landlord or Tenant from becoming a co-insurer, containing endorsements for extended period of indemnity and premium adjustment, and written with an agreed-amount clause.

                  (d) If the Land is located in whole or in part within a designated flood plain area, loss or damage caused by flood in commercially reasonable amounts acceptable to Landlord.

                  (e) Loss or damage commonly covered by blanket crime insurance including employee dishonesty, loss of money orders or paper currency, depositor's forgery, and loss of property accepted by Tenant for safekeeping, in commercially reasonable amounts acceptable to Landlord.

                  (f) In connection with any repairs or rebuilding by Tenant under Article X hereof, Tenant shall maintain (or cause its contractor to maintain) appropriate builder's risk insurance covering any loss or casualty to the subject Improvements during the course of such repairs or rebuilding.

                  4.02 LIABILITY INSURANCE. Tenant shall, at Tenant's expense, maintain during the Term liability insurance against the following:

                  (a) Claims for personal injury or property damage commonly covered by comprehensive general liability insurance with endorsements for blanket, contractual, personal injury, owner's protective liability, real property, fire damage, legal liability, broad form property damage, and extended bodily injury, with commercially reasonable amounts for bodily injury and property damage acceptable to Landlord, but with a combined single limit of not less than Five Million Dollars ($5,000,000.00) per occurrence and Ten Million Dollars ($10,000,000.00) in the aggregate.

                  (b) Claims commonly covered by worker's compensation insurance for all persons employed by Tenant on the Leased Property. Such worker's compensation insurance shall be in accordance with the requirements of all applicable local, state, and federal law.

                  4.03 INSURANCE REQUIREMENTS. The following provisions shall apply to all insurance coverage required under this Agreement, including, but not limited to, the insurance required under Sections 4.01 and 4.02 above:

                  (a) The carriers of all .policies shall have a Best's Rating of "A-" or better and a Best's Financial Category of XII or larger and shall be authorized to do business in and licensed to issue insurance policies of the type so issued to Tenant in the state in which the Leased Property is located.

                  (b) Tenant shall be the "named insured" and Landlord and any mortgagee of Landlord shall be an "additional named insured" on each liability insurance policy required under Section 4.01, except that if such coverage is under a blanket policy, Landlord and its mortgagee shall each be designated an "additional named insured" only with respect to the particular Leased Property covered under any such policy or policies and the operations and services conducted thereon. Landlord and any mortgagee of Landlord shall be designated "loss payee" or "mortgagee loss payee" on each property insurance policy required under Section 4.01 except that if such coverage is under a blanket insurance policy, each shall be designated a "loss payee" or "mortgagee loss payee" only with respect to the particular Leased Property covered thereunder.

                  (c) Tenant shall deliver to Landlord certificates or policies showing the required coverage and endorsements. The policies of insurance shall provide that the policy may not be canceled or not renewed, and no material change or reduction in coverage may be made, without at least thirty (30) days' prior written notice to Landlord.

                  (d) The policies shall contain a severability of interest and/or -cross-liability endorsement, providing that the acts or omissions of Tenant will not invalidate the

Landlord's coverage, and providing that Landlord shall not be responsible for payment of premiums.

                  (e) All loss adjustment shall require the written consent of Landlord and Tenant, as their interests may appear.

                  (f) At least ten (10) days prior to the expiration of each policy, Tenant shall deliver to Landlord a certificate showing renewal of such policy and payment of the annual premium therefor.

      Landlord shall have the right to review the insurance coverage required hereunder with Tenant from time to time with respect to such insurance coverage required hereunder from time to time, to obtain the input of third party professional insurance advisors (at Landlord's expense except if an Event of Default shall have occurred and then be continuing) with respect to such insurance coverage, and to consult with Tenant in Tenant's annual review and renewal of such insurance coverage. If, as a result of such review, Landlord shall determine that the minimum insurance requirements set forth in Section 4.02(a) above should be increased, at Landlord's request, Tenant shall increase the limits of liability under such insurance policies as reasonably requested by Landlord. All insurance coverage hereunder shall be in such form, substance and amounts as are customary or standard in Tenant's industry.

                  4.04 REPLACEMENT COST. The term "full replacement cost" means the actual replacement cost thereof from time to time, including increased cost of construction, with no reductions or deductions. If, as reasonably determined by Landlord after consultation with Landlord's third party professional insurance advisors, there has been an increase in the replacement cost of the Improvements, then, upon request of Landlord, Tenant shall, not later than thirty (30) days after the anniversary of each applicable insurance policy, adjust the amount of the replacement cost endorsement to reflect any such increase. If Tenant makes any Permitted Alterations (as defined below) to the Leased Property, Landlord may have such full replacement cost re-determined at any time after such Permitted Alterations are made, regardless of when the full replacement cost was last determined.

                  4.05 BLANKET POLICY. Tenant may carry the insurance required by this Article under a blanket policy of insurance, provided that the coverage afforded Tenant will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all of the requirements of this Agreement.

                  4.06 NO SEPARATE INSURANCE. Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article IV, or increase the amounts of any then existing insurance pertaining to a particular Leased Property by securing an additional policy or additional policies with respect to such Leased Property, unless all parties having an insurable interest in the subject matter of the insurance, including Landlord and any mortgagees, are included therein as additional named insureds or loss payees, the loss is payable under such insurance in the same manner as losses are payable under this Agreement, and such additional insurance is not prohibited by the existing policies of insurance. Tenant shall immediately notify Landlord of the taking out of such separate insurance or the increasing of any of the amounts of the existing insurance by securing an additional policy or additional policies. The term "mortgages" as used in this Agreement includes deeds of trust and the term "mortgagees" includes trustees and beneficiaries under a Deed of Trust.

                  4.07 WAIVER OF SUBROGATION. Each party hereto hereby waives any and every claim that arises or may arise in its favor and against the other party hereto during the Term or any extension or renewal thereof, for any and all loss of or damage to, any of its property located within or upon, or constituting a part of, the Leased Property, which loss or damage is covered by valid and collectible insurance policies, to the extent that such loss or damage is recoverable under such policies. This mutual waiver shall be in addition to, and not in limitation or derogation of any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto. Inasmuch as such waivers will preclude the assignment of any such claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto agrees immediately to give each insurance company which has issued to it policies of insurance, written notice of the terms of such mutual waivers, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of such insurance coverage by reason of such waivers, so long as such endorsement is available at a reasonable cost.

                  4.08 MORTGAGES. The following provisions shall apply if Landlord now or hereafter places a mortgage on the Leased Property or any part thereof: (i) Tenant shall obtain a standard form of mortgagee clause insuring the interest of the mortgagee; (ii) Tenant shall deliver evidence of insurance to such mortgagee; (iii) loss adjustment shall require the consent of the mortgagee; and (iv) Tenant shall obtain such other coverage and provide such other information and documents as may be reasonably required by the mortgagee.

                                    ARTICLE V
            INDEMNITY; HAZARDOUS SUBSTANCES; DANGEROUS CONDITIONS

                  5.01 TENANT'S INDEMNIFICATION. Subject to Section 4.07 and other than for circumstances involving Landlord's gross negligence or intentional misconduct, Tenant shall indemnify, defend, save and hold harmless Landlord, its agents, partners, managers and employees of, from and against any and all demands, claims, causes of action, fines, penalties, damages (including, but not limited to, incidental and consequential damages), losses, liabilities (including, but not limited to, strict liability), judgments, and expenses (including, without limitation, reasonable attorneys' fees and expenses, court costs, and the costs set forth in Section 9.06) incurred in connection with or arising from any of the following: (a) the use, condition, operation or occupancy of each Leased Property, including, but not limited to, the presence of any Dangerous Condition (as described in Section 5.06 below) on any Leased Property; (b) any activity, work, or thing done, or permitted or suffered by or through Tenant in or about the Leased Property; (c) any acts, omissions, or negligence of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees, or visitors of Tenant or any such Person; (d) any claim of any person incarcerated, held or detained in the Leased Property, including claims alleging breach or violation of such person's civil or legal rights; (e) any breach, violation, or nonperformance by Tenant or any person claiming under Tenant or the employees, agents, contractors, invitees, or visitors of Tenant or of any such Person, of any term, covenant, or provision of this Agreement or any Lease or any law, ordinance, rule, regulation or governmental requirement of any kind; (f) any injury or damage to the person, property or business of Tenant, its employees, agents, contractors, invitees, visitors, or any other person entering upon the Leased Property under the express or implied invitation of Tenant; and (g) and any accident, injury to or death of persons or loss or damage to any item of property occurring at the Leased Property. If any action or proceeding is brought against Landlord, its employees, partners, managers or agents by reason of any such claim, Tenant, upon notice from Landlord, will defend the claim at Tenant's sole cost and expense with counsel reasonably satisfactory to Landlord and Tenant. In the event Landlord reasonably determines that its or its employees', partners', managers' or agents' interests and the interests of Tenant in any such action or proceeding are not substantially the same and that Tenant's counsel cannot adequately represent the interests of Landlord or such persons therein, Landlord shall have the right to hire separate counsel in any such action or proceeding and the costs and expenses thereof, including all attorneys' fees and expenses, shall be paid for by Tenant.

                  5.02 HAZARDOUS MATERIALS. If the Leased Property was owned or operated by Tenant prior to the date Landlord acquired such Leased Property, then Tenant, subject to the facts disclosed in any Phase I environmental report obtained by Landlord with respect to the acquisition of the respective Leased Property, warrants and represents to Landlord as of the date of this Agreement and as of the Commencement Date of each Lease the following: (a) no Hazardous Materials (as hereinafter defined) have been installed, used, generated, manufactured, treated, handled, refined, produced, processed, stored or disposed of, or otherwise present in, on or under the Leased Property by or to Tenant's knowledge; (b) no activity has been undertaken on the Leased Property by Tenant or to Tenant's knowledge which would cause (i) the Leased Property to become a hazardous waste treatment, storage or disposal facility within the meaning of, or otherwise bring the Leased Property within the ambit of, any Hazardous Materials Law (as hereinafter defined), (ii) a release or threatened release of Hazardous Materials from the Leased Property within the meaning of, or otherwise bring the Leased Property within the ambit of, any Hazardous Materials Law or
(iii) the discharge of Hazardous Materials into any watercourse, body of surface or subsurface water or wetland, or the discharge into the atmosphere of any Hazardous Materials which would require a permit under any Hazardous Materials Law; (c) no activity has been undertaken with respect to the Leased Property by Tenant or to Tenant's knowledge which would cause a violation or support a claim under any Hazardous Materials Law; (d) no investigation, administrative order, litigation or settlement with respect to any Hazardous Materials is in existence with respect to the Leased Property, nor, to Tenant's knowledge, is any of the foregoing threatened; (e) no notice has been received by Tenant from any Person claiming any violation of any Hazardous Materials Law, or requiring compliance with any Hazardous Materials Law, or demanding payment or contribution for environmental damage or injury to natural resources; (f) Tenant has not obtained and, to Tenant's knowledge, is not required to obtain, and Tenant has no knowledge of any reason Landlord will be required to obtain, any permits, licenses, or similar authorizations to occupy, operate or use the Improvements or any part of the Leased Property by reason of any Hazardous Materials Law.

                  5.03  TENANT'S COMPLIANCE.

                  (a) During the Term, Tenant will not store, use, or dispose of any Hazardous Materials, except in such quantities as allowed and in such containers as permitted under and only in accordance with all applicable Hazardous Materials Laws. Notwithstanding the foregoing, Tenant anticipates using, storing and disposing of certain Hazardous Materials in connection with the operation of correctional or detention facilities on the Leased Property, which activities are not in violation of Hazardous Materials Laws. Such substances include, but are not limited to the following: medical wastes, diesel fuel, maintenance and janitorial supplies, and waste from reprographic activities. Upon request by Landlord, Tenant shall submit to Landlord annual reports regarding Tenant's use, storage, and disposal of any of the Hazardous Materials, such reports to include information regarding continued Hazardous Materials inspections, personal interviews, and federal, state and local agency listings. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence or absence of Hazardous Materials on the Leased Property. Tenant shall indemnify, defend, save and hold Landlord harmless of, from and against any and all claims, costs, and liabilities, including, but not limited to, reasonable attorneys' fees and expenses and costs of litigation, incurred as a result of a release or threatened release on the Leased Property of Hazardous Materials or the violation, or the alleged violation, by Tenant of any law, ordinance, regulation, order, permit, decree or similar items, including, but not limited to any Hazardous Materials Laws, relating to hazardous substances, human health or the environment (collectively, "ENVIRONMENTAL LAWS") (irrespective of whether there has occurred any violation of any Environmental Law ), in respect of the Leased Property, including, but not limited to, the following: (a) liability for response costs and for costs of removal and remedial action incurred by the United States Government, any state or local governmental or quasi-governmental body, agency, board or unit or any other person or entity, or damages from injury to or destruction or loss of natural resources, including the reasonable costs of assessing such injury, destruction or loss, incurred pursuant to any Environmental Law, (b) liability for costs and expenses of abatement, investigation, removal, remediation, correction or clean-up, fines, damages, response costs or penalties which arise from the provisions of any Environmental Law, (c) liability for personal injury or property damage arising under any statutory or common-law tort theory, including damages assessed for the maintenance of a public or private nuisance or for carrying on of a dangerous activity or (d) by reason of a breach of an environmental representation or warranty given by Tenant to Landlord. The foregoing indemnification of Landlord by Tenant includes, without limitation, all costs incurred by or imposed upon Landlord in connection with any judgments, damages, penalties, fines, liabilities or losses (including, without limitation, diminution in value of the Leased Property, damages for the loss or restriction on use of any space or of any amenity in or around the Leased Property, and sums paid in settlement of claims, reasonable attorneys' fees and costs, reasonable consultant fees and reasonable expert fees) or in connection with the investigation of site conditions or any clean-up, or remedial removal or restoration work required by any federal, state or local governmental agency or political subdivision occurring as a result of the presence of any Hazardous Material in, on or under the Leased Property caused or permitted by Tenant or for which Tenant is legally liable. To the fullest extent obtainable in the jurisdiction in which the Leased Property is located, Tenant further agrees to maintain insurance to cover such claims, costs, and liabilities, in amounts and with coverage and insurance carriers satisfactory to Landlord, in Landlord's reasonable judgment. Tenant's obligations under this Section 5.03 will survive the termination or early expiration of this Agreement or the respective Lease. Any default under this Section 5.03 shall be a material default enabling Landlord to exercise any of the remedies set forth in this Agreement or the respective Lease.

                  (b) With respect to any Leased Property located in the State of New Jersey, Tenant shall comply with the provisions of the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1k-6 et seq. ("ISRA"), if applicable, or other similar applicable laws, prior to its termination of any activities in the Leased Property or the expiration of the term of this

Agreement or the respective Lease, whichever is earlier. If ISRA is not applicable, Tenant will obtain a Letter of Non-applicability from the New Jersey Department of Environmental Protection prior to its termination of any activities in the Leased Property or the expiration of the term of this Agreement or the respective Lease, whichever is earlier. If in connection with a sale, transfer, or mortgage of the Leased Property by Landlord or other transaction by the Landlord where Landlord is required or deems it desirable to comply with ISRA, Tenant will cooperate with Landlord and provide any information reasonably requested by Landlord to comply with ISRA or to obtain a Letter of Non-applicability, at Landlord's cost and expense except if an Event of Default shall have occurred and is then continuing.

                  (c) Subject to the provisions of Section 16.03, Landlord or any representatives, contractors or agents of Landlord may inspect, including, but not limited to, if Landlord determines the same is warranted, causing a Phase I and/or Phase II environmental assessment to be performed at, the Leased Property from time to time to determine compliance by Tenant with the environmental representations and covenants set forth in this Section 5.03, and Tenant will cooperate with such inspections. Unless an Event of Default has occurred, Landlord shall provide Tenant not less than twenty-four (24) hours prior notice of the date and time of any Phase II environmental drilling, sampling or testing involving intrusive procedures and coordinate with Tenant such procedures so that they do not unreasonably interfere with Tenant's operations at the Facility. All such inspections shall be performed in accordance with all Environmental Laws.

                  5.04 DEFINITIONS. Without limitation, "HAZARDOUS MATERIALS" for the purpose of this Article V shall include any substances regulated by any local, state or federal law relating to environmental conditions and industrial hygiene, including, without limitation, the Resource Conservation and Recovery Act of 1976 ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Hazardous Materials Transportation Act, the Federal Water Pollution Control Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Safe Drinking Water Act, ISRA and all similar federal, state and local environmental statutes, ordinances and the regulations, orders, or decrees now or hereafter promulgated thereunder (collectively, "HAZARDOUS MATERIALS LAW").

                  5.05 LIMITATION OF LANDLORD'S LIABILITY. Landlord, its agents, partners, managers and employees, will not be liable for any loss, injury, death, or damage (including consequential damages) to persons, property, or Tenant's business occasioned by theft, act of God, public enemy, terroristic threat or act, injunction, riot, strike, insurrection, war, court order, requisition, order of governmental body or authority, fire, explosion, falling objects, steam, water, rain or snow, leak or flow of water (including water from the elevator system), rain or snow from any Leased Property or into any Leased Property or from the roof, street, subsurface or from any other place, or by dampness or from the breakage, leakage, obstruction, or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures of the Leased Property, or from construction, repair, or alteration of the Leased Property or from any acts or omissions of any other occupant or visitor of the Leased Property, or from the presence or release of any hazardous substance or material on or from the Leased Property or from any other cause beyond Landlord's reasonable control.

                  5.06 DANGEROUS CONDITION. Tenant shall keep the Leased Property free from mold, mildew, lead based paint and any and all other bacteria, fungi, substances and materials in quantities or concentrations that have been or could be found to be harmful to the health or safety of any occupants or inmates at the Facility or any employees or other invitees of Tenant or any other person coming onto or in the Facility (any of the same being a "Dangerous Condition").

                                   ARTICLE VI
                      USE AND ACCEPTANCE OF LEASED PROPERTY

                  6.01 USE OF LEASED PROPERTY. Each Leased Property shall be used and occupied exclusively as a correctional or detention facility together with uses related or incidental to the operation of a correctional or detention facility or required pursuant to any governmental operating agreement, support agreement or sublease, including, but not limited to, any Service Agreements (as defined below), or any other purpose for which the Leased Property is being used at the Commencement Date of the Term, and for no other purpose without the prior written consent of the Landlord, which may be withheld by Landlord for any reason in Landlord's sole discretion. Tenant shall obtain and maintain all approvals, licenses, and consents needed to use and operate each Leased Property for such purposes. Tenant shall promptly deliver to Landlord complete copies of surveys, examinations, certification and licensure inspections, compliance certificates, and other similar reports issued to Tenant by any governmental agency for the use and occupancy of the Leased Property.

                  6.02 ACCEPTANCE OF LEASED PROPERTY. Except as otherwise specifically provided in this Agreement or in any individual Lease, Tenant acknowledges that (i) Tenant and its agents have had an opportunity to inspect the Leased Property, (ii) Tenant has found the Leased Property fit for Tenant's use, (iii) delivery of the Leased Property to Tenant is in an "as-is" condition,
(iv) Landlord is not obligated to make any improvements or repairs to the Leased Property, and (v) the roof, walls, foundation, heating, ventilating, air conditioning, telephone, sewer, electrical, mechanical, utility, plumbing, Fixtures, Improvements and other portions of the Leased Property are in good working order. Tenant waives any claim or action against Landlord with respect to the condition of the Leased Property, including, but not limited to, the presence of any Dangerous Condition or Hazardous Materials on, under or in the Leased Properties.

LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, OR THE PRESENCE OR ABSENCE OF ANY DEFECT THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT.

                  6.03 CONDITIONS OF USE AND OCCUPANCY. During the Term, Tenant shall use and keep the Leased Property in a careful, safe and proper manner; not injure, overload, deface, damage or otherwise commit any nuisance or suffer any waste thereon; not use or occupy the Leased Property for any unlawful purposes; not use or occupy the Leased Property or permit the same to be used or occupied, for any purpose or business deemed extra hazardous on account of fire or potential fire or other hazard or otherwise; keep the Leased Property in such repair and condition as may be required by the local board of health, fire marshal, or other city, state or federal authorities, free of all cost to Landlord; not permit any acts to be done that will cause the cancellation, invalidation, or suspension of any insurance policy; and permit Landlord and its agents to enter upon the Leased Property at all reasonable times to examine the condition thereof.

                  6.04 FINANCIAL STATEMENTS AND OTHER INFORMATION. Tenant shall provide Landlord at least annually Tenant's consolidated audited financial statements, including the consolidation schedule for Tenant's operation of the Leased Properties and the Facilities located thereon. If Tenant's stock becomes publicly traded at any time during the term of this Lease, within ten (10) days following Tenant's filing of quarterly and annual reports with the Securities and Exchange Commission (the "SEC"), Tenant shall deliver to Landlord copies of such reports and filings. Tenant shall provide Landlord at least quarterly, and, if Tenant's stock becomes publicly traded, at the same time Tenant provides copies of its quarterly and annual reports to the SEC, (or more often as may be reasonably requested by Landlord in writing), the following additional financial information for each calendar quarter hereafter, with respect to each Leased
Property: gross revenues, net operating income and expenses, EBITDA, average occupancy levels, a schedule of the expiration dates for all operating and other contracts applicable to the Facility, including, but not limited to the Service Agreements, and total cash flow (i.e., operating income plus depreciation and amortization plus Base Rent plus Additional Rent due under this Agreement). Tenant shall include, with the delivery of such financial information and, if applicable, annual and quarterly reports, a certification of any officer of the Tenant as to whether any Event of Default (as hereinafter defined) has occurred or is continuing under a Lease or whether any event has occurred under a Lease which would, with the lapse of time, giving of notice or both, constitute an Event of Default. Tenant shall also deliver to Landlord such additional financial information as Landlord may reasonably request, provided the same is of a type normally maintained by Tenant or can be obtained without undue cost or burden on Tenant's personnel and does not constitute information which Tenant reasonably determines to be proprietary or confidential. Additionally, upon Landlord's request, Tenant shall provide Landlord with copies of Tenant's annual capital expenditure budgets for each Leased Property and any reports generated by Tenant regarding maintenance and repairs of the Leased Property.

                  6.05  REPRESENTATIONS OF TENANT.

                  (a) Tenant makes the following representations and warranties to Landlord, each of which are true and correct in all material respects as of the date of this Master Lease and each subsequent Lease and each of which shall remain true and correct in all material respects during the entire term of this
Lease:

                        (i) Neither Tenant (nor any Affiliate of Tenant or Alternative Tenant in cases where a Lease is executed by such Affiliate or Alternative Tenant) is now in default in any payment of principal or interest on any obligations for borrowed money having a principal balance of Three Million Dollars ($3,000,000.00) or more in the aggregate (excluding obligations which are limited in recourse to specific property of Tenant provided that such property is not a substantial portion of the assets of Tenant and excluding any debt which is denominated as "subordinated debt"), or in the performance of any other provision contained in any instrument under which any such obligation is created or secured (including the breach of any covenant thereunder), where an effect of such default is that the holders of such obligation have the right to cause such obligation to become due prior to its stated maturity; and

                        (ii) There has not been rendered against Tenant (or an Affiliate of Tenant or Alternative Tenant in cases where a Lease is executed by such Affiliate or Alternative Tenant) any final, non-appealable judgment or judgments for the payment of money in excess of One Million Five Hundred Thousand Dollars ($1,500,000.00) in the aggregate not fully covered (excluding deductibles) by insurance, which judgment remains undischarged, unvacated, unbounded or unstayed for a period of thirty (30) consecutive days after its entry.

                  (b) If, during the Term of this Master Lease facts or circumstances occur which would make any representation set forth in this
Section 6.5 untrue in any material respect, Tenant shall immediately notify Landlord in writing of the facts and circumstances with respect to such representation.

                                   ARTICLE VII
              REPAIR; MAINTENANCE RESERVE; COMPLIANCE WITH LAWS;
      MECHANICS' OR CONSTRUCTION LIENS; MAINTENANCE OF SERVICE CONTRACTS

                  7.01 REPAIR AND MAINTENANCE. Tenant shall maintain each Leased Property in good order, repair and appearance, and repair each Leased Property, including without limitation, all interior and exterior, structural and nonstructural repairs and replacements to the roof, foundations, exterior walls, building systems, HVAC systems, parking areas, sidewalks, water, sewer and gas connections, pipes, and mains. Tenant shall pay as Additional Rent the full cost of maintenance, repairs, and replacements to the Leased Property and all Fixtures, Equipment and Improvements. Tenant shall maintain all drives, sidewalks, parking areas, and lawns on or about the Leased Property in a clean and orderly condition, free of accumulations of dirt, rubbish, snow and ice. Tenant shall permit Landlord or any representatives or agents of Landlord to inspect the Leased Property as provided in Section 16.03 and shall implement all reasonable suggestions of the Landlord as to the maintenance and replacement of the Leased Property; provided, however, that any suggested repair or maintenance item that does not adversely impact (in the reasonable judgment of Landlord) Tenant's operation of the Facility will be deemed reasonable.

                  7.02 MAINTENANCE RESERVE. (a) If at any time during the Term of any Lease, Landlord, in the exercise of Landlord's reasonable discretion shall determine that any maintenance or repair required to be performed by Tenant pursuant to Section 7.01 above has not been completed to the reasonable satisfaction of Landlord, Landlord shall give Tenant written notice of the uncompleted or incomplete maintenance or repair item(s) (the "MAINTENANCE NOTICE") and, except in the case of any maintenance or repair item which threatens the health, safety or welfare of any inmates or detainees housed in the Facility, in which event no cure period shall apply, Tenant shall have ten
(10) days (the "MAINTENANCE CURE PERIOD") to complete such maintenance or repair item; provided, however, that Landlord shall not be required to give a Maintenance Notice and Tenant shall not have the benefit of a Maintenance Cure Period more than two (2) times in any twelve (12) month period.

                  (b) If Tenant does not complete the maintenance or repair items set forth in the Maintenance Notice within the Maintenance Cure Period, notwithstanding any other right that Landlord may have with respect thereto, including all rights of Landlord pursuant to Article IX below, Landlord shall have the right to establish a maintenance reserve, which shall be established, funded and maintained in accordance with the following (the "MAINTENANCE RESERVE"):

                        (i) If Landlord desires to establish a Maintenance Reserve in accordance with this Section 7.02, Landlord shall give Tenant written notice (the "RESERVE NOTICE") of the estimated cost to complete the maintenance or repair items set forth in any and all applicable Maintenance Notices (the "COMPLETION COST"), which estimates shall be determined in the exercise of Landlord's reasonable business judgment. Within ten (10) days after receipt of the Reserve Notice, Tenant shall deliver to Landlord the initial reserve payment equal to two hundred percent (200%) of the Completion Cost (the "INITIAL AMOUNT"). The Maintenance Reserve shall be disbursed and replenished as set forth in this Section 7.03.

                        (ii) From and after the establishment of the Maintenance Reserve pursuant to Section 7.02(b)(i) above, Landlord shall have the right to deliver to Tenant a Reserve Notice with respect to all subsequent failures by Tenant to complete any maintenance or repair items and, upon receipt of such subsequent Reserve Notice, Tenant shall deliver to Landlord the Initial Amount with respect to such subsequent Reserve Notice, which amounts shall be added to the Maintenance Reserve.

                        (iii) Commencing on the first day of the calendar month following the date any Reserve Notice is received by Tenant, Tenant, in addition to all payments of Rent due hereunder and all previously determined Monthly Reserve Payments (as defined below), shall pay to Landlord an amount equal to one-twelfth (1/12) of the Initial Amount payable pursuant to such Reserve Notice (the "MONTHLY RESERVE PAYMENT"), which payments shall be added to the Maintenance Reserve as the same are received by Landlord. Landlord shall have the right, which may be exercised, in the exercise of Landlord's sole judgment, not more often than once during each twelve (12) month period during the Term, to increase the Monthly Reserve Payment by an amount not to exceed the product of 1.04 times the total of all Monthly Reserve Payments payable pursuant to this Section 7.02(b)(iii) for the preceding twelve month period.

                        (iv)  Annually, Landlord shall analyze the
Maintenance Reserve to determine whether, in Landlord's reasonable judgment, the Maintenance Reserve is sufficient with respect to the next ensuing year, and, if determined by Landlord that the Maintenance Reserve should be increased, Tenant shall deliver to Landlord, upon written demand, the amount set forth in Landlord's demand notice to supplement the Maintenance Reserve. If as a result of such annual review, Landlord determines in the exercise of Landlord's reasonable business judgment, that the Maintenance Reserve may be decreased, Landlord shall deliver to Tenant within thirty (30) days after completion of such review the reduction amount.

                        (v) The Maintenance Reserve shall not be separately held and no interest shall accrue thereon.

                  (c) Notwithstanding any other provision of this Lease, if Tenant has not completed any maintenance or repair item required to be completed by Tenant pursuant to Section 7.01 above, Landlord shall have the right, but not the obligation, following expiration of any applicable Maintenance Cure Period or immediately if no Maintenance Cure Period shall apply, to complete such maintenance and/or repair and to deduct the costs and expenses incurred by Landlord to complete the same from the Maintenance Reserve. Upon receipt by Tenant of written demand, Tenant shall deliver to Landlord an amount sufficient to replenish the Maintenance Reserve.

                  (d) So long as no Event of Default has occurred and is continuing, at the end of the Lease Term, any amount left in the Maintenance Reserve, after taking into consideration all Rent and other sums due from Tenant under this Agreement or any Lease, shall be returned to Tenant within thirty
(30) days after the end of the Lease Term.

                  7.03 COMPLIANCE WITH LAWS. Tenant shall comply with all laws, ordinances, orders, rules, regulations, and other governmental requirements relating to the use, condition, or occupancy of each Leased Property, whether now or hereafter enacted and in force including without limitation, (a) licensure requirements for operation as a correctional or detention facility or any other use permitted hereunder, (b) requirements of any board of casualty insurance underwriters or insurance service office or any other similar body having jurisdiction over the Leased Property, and (c) all zoning and building codes and Environmental Laws. At Landlord's request, from time to time, Tenant shall deliver to Landlord copies of certificates or permits evidencing compliance with such laws, including, without limitation, copies of the correctional or detention facility licenses, certificates of occupancy and building permits. Tenant shall promptly provide Landlord with copies of any notice from any governmental authority alleging any non-compliance by Tenant or any Leased Property with any of the foregoing requirements and such evidence as Landlord may reasonably require with respect to Tenant's remediation thereof. Tenant shall indemnify, defend, save and hold Landlord harmless of, from and against any and all loss, liability (including, but not limited to, strict liability), claim, damage (including, but not limited to, incidental and consequential damages), cost and expense (including, but not limited to, attorneys' fees and expenses) resulting from any failure by Tenant to comply with any laws, ordinances, rules, regulations, and other governmental or quasi-governmental requirements.

                  7.04 REQUIRED ALTERATIONS. Tenant shall, at Tenant's sole cost and expense, make any additions, changes, improvements or alterations to each Leased Property, including structural alterations, which may be required by any governmental authorities, including those required to continue licensure of the Improvements as a correctional or detention facility and all alterations and additions necessary to make the Leased Properties compliant under the Americans with Disabilities Act and all applicable state and local laws, ordinances and regulations governing the accessibility of the Leased Properties to persons with disabilities, whether such changes are required by Tenant's use, changes in the law, ordinances, or governmental regulations, defects existing as of the date of this Lease, or any other cause whatsoever. Tenant shall provide prior written notice to Landlord of any changes to each Leased Property pursuant to this
Section 7.03 which involve changes to the structural integrity of such

Leased Property or materially affect the operational capabilities or rated capacity of the Leased Property. All such additions, changes, improvements or alterations shall be deemed to be a Tenant Improvement (as defined below) and shall comply with all laws requiring such alterations and with the provisions of
Section 8.01.

                  7.05 MECHANICS' OR CONSTRUCTION LIENS. Tenant shall have no authority to permit or create a lien against Tenant's (except as specifically permitted under the terms of any Lease) or Landlord's interest in the Leased Property, and Tenant shall post notices or file such documents as may be required to protect Landlord's interest in the Leased property against liens. Tenant shall indemnify, defend, save and hold Landlord harmless of, from and against any and all mechanics' or construction liens filed against the Leased Property by reason of work, labor services or materials supplied or claimed to have been supplied on or to the Leased Property. Tenant shall immediately remove, bond-off, or otherwise obtain the release of any mechanics' or construction lien filed against the Leased Property. Tenant shall pay all cost and expenses in connection therewith, whether incurred by Landlord or Tenant, including, without limitation, damages, interest, court costs and reasonable attorneys' fees and expenses.

                  7.06 REPLACEMENTS OF FIXTURES. Tenant shall not remove Fixtures from any Leased Property except to replace the Fixtures by other similar items of equal quality and value. Items being replaced by Tenant may be removed and shall become the property of Tenant and items replacing the same shall be and remain the property of the Landlord. Tenant shall execute, upon written request from Landlord, any and all documents necessary to evidence Landlord's ownership of the Fixtures and replacements therefor. Tenant may finance replacements for the Fixtures by equipment lease or by a security agreement and financing statement; provided, however, that for any item of Fixtures or Personal Property having a cost greater than or equal to Ten Thousand Dollars ($10,000.00), Tenant may not finance replacements by security agreement or equipment lease unless (a) Landlord has consented to the terms and conditions of the equipment lease or security agreement, including, without limitation, the amount to be financed and the amortization schedule regarding the principal amount of any such financing, (b) the equipment lessor or lender has entered into a non-disturbance agreement with the Landlord upon terms and conditions acceptable to Landlord, including without limitation, the following:
(i) Landlord shall have the right (but not the obligation) to assume such security agreement or equipment lease upon the occurrence of an Event of Default by Tenant under any Lease, (ii) the equipment lessor or lender shall notify Landlord of any default by Tenant under the equipment lease or security agreement and give Landlord a reasonable opportunity to cure such default, and
(iii) Landlord shall have the right to assign its rights under the equipment lease, security agreement, or non-disturbance agreement, and (c) Tenant shall, within thirty (30) days after receipt of an invoice from Landlord, reimburse Landlord for all costs and expenses incurred in reviewing and approving the equipment lease, security agreement, and non-disturbance agreement, including without limitation, attorneys' fees, expenses and costs.

                  7.07 MAINTENANCE OF SERVICE AGREEMENTS. During the Term of this Agreement and any applicable Lease, Tenant shall keep in full force and effect and shall perform all material obligations required to be performed by Tenant or any subcontractor performing the obligations of Tenant under, any and all contracts, agreements, leases, or commitments or documents applicable to the Leased Property or the operation of the Facility, including but not limited to, Service Agreements (as defined below). Tenant shall immediately notify Landlord in writing if Tenant or any other party to any such contract, agreement, lease, or commitment or document applicable to the Leased Property or the operation of the Facility, including, but not limited to, the Service Agreements, is in material default thereunder, or if any Service Agreement has been terminated by any party thereto or by operation of law or otherwise, has lapsed or has expired by its terms.

                                  ARTICLE VIII
                  ALTERATIONS AND SIGNS; TENANT'S PROPERTY;
                   CAPITAL ADDITIONS TO THE LEASED PROPERTY

                  8.01 TENANT'S RIGHT TO CONSTRUCT. During the Term of this Agreement, so long as no Event of Default shall have occurred and be continuing as to the Leased Property that is the subject of such improvements, Tenant may make Capital Additions (as defined herein), or other alterations, additions, changes and/or improvements to any Leased Property as deemed necessary or useful by Tenant to operate the Leased Property as a correctional or detention facility or other approved use (the "PRIMARY INTENDED USE") (individually, a "TENANT IMPROVEMENT," or collectively, "TENANT IMPROVEMENTS"). "CAPITAL ADDITIONS" shall mean the construction of one or more new buildings or one or more additional structures annexed to any portion of any of the Improvements on a particular Leased Property, which are constructed on any parcel of land or portion of the Land of a particular Leased Property during the Term of any individual Lease, including the construction of a new floor, or the repair, replacement, restoration, remodeling or rebuilding of the Improvements or any portion thereof on any Leased Property, which are not normal, ordinary or recurring in order to maintain the Leased Property. Except as otherwise agreed to by Landlord in writing pursuant to Section 8.09 below, any such Tenant Improvement shall be made at Tenant's sole expense and shall become the property of Landlord upon termination of this Lease. Unless made on an emergency basis to prevent injury to person or property, Tenant will submit plans to Landlord for Landlord's prior approval, such approval not to be unreasonably withheld or delayed, for any Tenant Improvement which is not a Capital Addition and which has a cost of more than $25,000 or a cost which, when aggregated with the costs of all such Tenant Improvements for any individual Leased Facility in the same Lease Year, would cause the total costs of all such Tenant Improvements to exceed $50,000. Such $25,000 and $50,000 amounts shall be increased by three percent (3%) per annum, cumulatively for each subsequent Lease Year. Additionally, in connection with any Tenant Improvement, including any Capital Addition, Tenant shall provide Landlord with copies of any plans and specification therefor, Tenant's budget relating thereto, any required government permits or approvals, any construction contracts or agreements relating thereto, and any other information relating to such Tenant Improvement as Landlord shall reasonably request.

                  8.02 SCOPE OF RIGHT. Subject to Section 8.01 herein and
Section 7.04 concerning required alterations, at Tenant's cost and expense, Tenant shall have the exclusive right to do the following:

                  (a) seek any governmental approvals, including building permits, licenses, conditional use permits and any certificates of need that Tenant requires to construct any Tenant Improvement;

                  (b) erect upon the Leased Property such Tenant Improvements as Tenant deems desirable including but not limited to new facilities or expansions to existing facilities;

                  (c) make additions, alterations, changes and improvements in any Tenant Improvement so erected; and

                  (d) engage in any other lawful activities that Tenant determines are necessary or desirable for the development of the Leased Property in accordance with its Primary Intended Use;

provided, however, Tenant shall not make any Tenant Improvement which would, in Landlord's reasonable judgment impair the value or Primary Intended Use of any Leased Property without Landlord's prior written consent and provided further that Tenant shall not be permitted to create a mortgage, lien or any other encumbrance on any individual Leased Property without Landlord's prior written consent.

                  8.03 COOPERATION OF LANDLORD. Landlord shall cooperate with Tenant and take such actions, including the execution and delivery to Tenant of any applications or other documents, reasonably requested by Tenant in order to obtain any governmental approvals sought by Tenant that have either been approved by Landlord or for which Landlord's approval is not required to construct any Tenant Improvement within ten (10) business days following the later of (a) the date Landlord receives Tenant's request together with all information reasonably requested by Landlord regarding the Tenant Improvements, or (b) the date of delivery of any such application or document to Landlord together with all information reasonably requested by Landlord regarding the Tenant Improvements, so long as the taking of such action, including the execution of such applications or documents, shall be without cost to Landlord (or if there is a cost to Landlord, such cost shall be reimbursed by Tenant), and will not cause Landlord to be in violation of any law, ordinance, rule or regulation.

                  8.04 COMMENCEMENT OF CONSTRUCTION. Tenant shall perform all of the following in connection with the Tenant Improvements:

                  (a) Tenant shall diligently seek all governmental approvals relating to the construction of any Tenant Improvement;

                  (b) Once Tenant begins the construction of any Tenant Improvement, Tenant shall diligently prosecute any such construction to completion in accordance with applicable insurance requirements, the requirements of any governmental approval or permit relating thereto and the laws, rules and regulations of all governmental bodies or agencies having jurisdiction over the Leased Property;

                  (c) Landlord shall have the right at any time and from time to time to post and maintain upon the Leased Property such notices as may be necessary to protect Landlord's interest from mechanics' liens, materialmen's liens, construction liens, or liens of a similar nature;

                  (d) Tenant shall not suffer or permit any mechanics' or construction liens or any other claims or demands arising from the work or construction of any Tenant

Improvement to be enforced against the Leased Property or any part thereof, and Tenant shall indemnify, defend, save and hold Landlord and the respective Leased Property harmless of, from and against any and all liability from any such liens, claims or demands, together with all costs and expenses in connection therewith, including, but not limited to, attorneys' fees and expenses;

                  (e) All work shall be performed in a good and workmanlike manner consistent with standards in the industry; and

                  (f) Subject to Section 8.09 in the case of Capital Additions, Tenant shall not secure any construction or other financing for the Tenant Improvements that is secured by a portion of the Leased Property or Tenant's interest therein without Landlord's prior written consent, and any such financing (i) shall not exceed the cost of the Tenant Improvements, (ii) shall be subordinate to any mortgage or encumbrance now existing or hereinafter created by Landlord with respect to the Leased Property, and (iii) shall be limited solely to Tenant's interest in the Leased Property that is the subject of the improvements.

                  8.05 RIGHTS IN TENANT IMPROVEMENTS. Notwithstanding anything to the contrary in this Lease, all Tenant Improvements constructed pursuant to section 8.01 (other than a Capital Addition purchased or financed by Landlord), any and all subsequent additions thereto and alterations and replacements thereof, shall be the sole and absolute property of Landlord upon completion thereof; provided, however, that, upon the expiration of this Agreement or the respective Lease, at the option of Landlord, Tenant shall remove such Tenant Improvements and restore the Leased Property to its condition immediately prior to installation of such Tenant Improvements. Upon the expiration or early termination of any Lease, all such Tenant Improvements shall become the property of Landlord. Without limiting the generality of the foregoing, Tenant shall be entitled to all federal and state income tax benefits associated with any Tenant Improvement (other than a Capital Addition purchased or financed by Landlord) during the Term of this Agreement.

                  8.06 PERSONAL PROPERTY. Tenant shall install, place, and use on the Leased Property such fixtures, furniture, equipment, inventory and other personal property in addition to the Fixtures as may be required to effectively operate the Leased Property as a correctional or detention facility or other permitted use or as Tenant may, from time to time, locate on the Leased Property and deem useful or desirable in the operation of such permitted use. Upon (a) the expiration of a Lease and upon at least thirty (30) days notice prior to such expiration or (b) the earlier termination of a Lease due to an Event of Default or otherwise and upon notice delivered within five (5) business days after the delivery of notice of such earlier termination by Landlord or Tenant (as the case may be), Landlord shall have the right to exercise an option (the "PERSONAL PROPERTY PURCHASE OPTION") to purchase all or part of such personal property (except for Tenant's proprietary property described on Schedule C) at an amount (the "PERSONAL PROPERTY PURCHASE PRICE") equal to (y) the appraised fair market value (as determined by an appraisal performed by a qualified MAI appraiser selected by Landlord) minus (z) the sum of (i) the estimated cost of removal and transportation of such personal property from the Leased Property to the nearest storage facility of Tenant and (ii) any estimated repair and restoration costs relating to any damage which would have occurred on or to the Leased Property in connection with the removal of such personal property from the Leased Property by Tenant. In the event of an early termination of a Lease due to an Event of Default or otherwise, Landlord reserves the right to offset the Personal Property Purchase Price from any sums due and owing to

Landlord by Tenant pursuant to the terms of such Lease and this Agreement. It is also expressly agreed and understood by Landlord and Tenant that, notwithstanding anything to the contrary provided in a Lease or this Agreement, Landlord, without the prior consent or approval of Tenant, may assign its rights and interests in the Personal Property Purchase Option. Landlord, however, agrees that such option to purchase may be subject to a governmental entity's superior right to acquire all or a portion of such personal property of Tenant under the terms of its prison operating agreement with Tenant.

                  8.07 REQUIREMENTS FOR PERSONAL PROPERTY. Tenant shall comply with all of the following requirements in connection with the Personal Property

                  (a) With respect to each Leased Property, Tenant shall notify Landlord within one hundred twenty (120) days after each Lease Year of any additions, substitutions, or replacements of an item of Personal Property at such Leased Property which individually has a cost of more than $10,000.00 per item or an aggregate cost of more than $50,000 for similar items of Personal Property purchased in one or more lots and shall furnish Landlord with such other information as Landlord may reasonably request from time to time.

                  (b) The Personal Property shall be installed in a good and workmanlike manner, in compliance with all governmental laws, ordinances, rules, and regulations and all insurance requirements set forth in this Agreement, and shall be installed free and clear of any mechanics' or construction liens.

                  (c) Tenant shall, at Tenant's sole cost and expense, maintain, repair, and replace the Personal Property;

                  (d) Tenant shall, at Tenant's sole cost and expense, keep all Personal Property insured against loss or damage by fire, vandalism and malicious mischief sprinkler leakage, and other physical loss perils commonly covered by fire and extended coverage, boiler and machinery, and difference in conditions insurance in an amount not less than one hundred percent (100%) of the then full replacement cost thereof. Tenant shall use the proceeds from any such policy for the repair and replacement of the Personal Property. The insurance required under this Section 8.07(d) shall meet the requirements of
Section 4.03 above.

                  (e) Tenant shall pay all taxes applicable to the Personal Property.

                  (f) If the Personal Property is damaged or destroyed by fire or any other hazard or cause, Tenant shall promptly repair or replace such Personal Property unless Tenant is entitled to and elects to terminate the Lease pursuant to Section 10.05.

                  (g) Unless an Event of Default (or any event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default) has occurred and remains uncured beyond any applicable grace period, Tenant may remove Tenant's personal property from the Leased Property from time to time provided that (i) the items removed are not required to operate the Leased Property as a licensed correctional or detention facility or other permitted use (unless such items are being replaced by Tenant); and (ii) Tenant repairs any damage to the Leased Property resulting from the removal of such personal property.

                  (h) Tenant shall remove any of Tenant's personal property, but not any Personal Property, upon the termination or expiration of the Lease (unless and to the extent the same shall be purchased by Landlord pursuant to Section 8.06) and shall repair any damage to the Leased Property resulting from the removal of Tenant's personal property. If Tenant fails to remove Tenant's personal property within thirty (30) days after the termination or expiration of the Lease, then Tenant shall be deemed to have abandoned Tenant's personal property, Tenant's personal property shall become the property of Landlord (at no cost to Landlord), and Landlord may remove, store and dispose of Tenant's personal property. In such event, Tenant shall have no claim or right against Landlord for such property or the value thereof regardless of the disposition thereof by Landlord. Tenant shall pay Landlord, upon demand, all expenses incurred by Landlord in removing, storing, and disposing of Tenant's personal property and repairing any damage to the Leased Property caused by such removal. Tenant's obligations hereunder shall survive the termination or expiration of the Lease and this Agreement.

                  (i) Tenant shall perform its obligations under any equipment lease or security agreement for any of the Personal Property.

                  8.08 SIGNS. Tenant may, at its own expense, erect and maintain identification signs at the Leased Property, provided such signs comply with all laws, ordinances, rules, permits, approvals and regulations. On the termination or expiration of the applicable Lease, Tenant, within thirty (30) days after notice from Landlord, shall remove the signs and repair any damage to the Leased Property resulting from such removal.

                  8.09  FINANCINGS OF CAPITAL ADDITIONS TO A LEASED PROPERTY.

                  (a) Landlord may, but shall be under no obligation to, provide or arrange construction, permanent or other financing for a Capital Addition proposed to be made to any Leased Property by Tenant. Within thirty (30) days after receipt of such a request from Tenant, Landlord shall notify Tenant as to whether it will finance the proposed Capital Addition and, if so, the terms and conditions upon which it would do so, including the terms of any amendment to an individual Lease or a new lease agreement for such proposed Capital Addition.

                  (b) If Landlord agrees to finance the proposed Capital Addition of Tenant, Tenant shall provide Landlord with the following:

                        (i)   all customary or other required loan
documentation which may be required;

                        (ii) any information, certificates, licenses, permits or documents requested by either Landlord or any lender with whom Landlord has agreed or may agree to provide financing, which are necessary to confirm that Tenant will be able to use the Capital Addition upon completion thereof in accordance with the Primary Intended Use, including all required, federal, state or local government licenses, permits and approvals;

                        (iii) a certificate from Tenant's architect, setting forth in reasonable detail the projected (or actual, if available) cost of the proposed Capital Addition;

                        (iv) an amendment to this Lease, or a new lease agreement, duly executed and acknowledged, in form and substance satisfactory to Landlord, and containing such provisions as may be necessary or appropriate, including without limitation, any appropriate changes in the legal description of the Land, the Rent, any security deposit or other escrow required hereunder or under any applicable Lease and other changes with respect to the Capital Addition;

                        (v) a deed conveying title to Landlord to any land acquired for the purpose of constructing the Capital Addition, free and clear of any liens or encumbrances except those approved by Landlord and, both prior to and following completion of the Capital Addition, an as-built survey thereof satisfactory to Landlord;

                        (vi) endorsements to any outstanding policy of title insurance covering the Leased Property or a supplemental policy of title insurance covering the Leased Property satisfactory in form and substance to Landlord (A) updating the same without any additional exceptions, except as may be permitted by Landlord; and (B) increasing the coverage thereof by an amount equal to the fair market value of the Capital Addition;

                        (vii) if required by Landlord, (A) an owner's policy of title insurance insuring fee simple title to any land conveyed to Landlord pursuant to Section 8.09(b)(v), free and clear of all liens and encumbrances except those approved by Landlord and (B) a lender's policy of title insurance satisfactory in form and substance to Landlord and any lending institution advancing a portion of the cost of the Capital Addition;

                        (viii) if required by Landlord, upon completion of the Capital Addition; an MAI appraisal of the Leased Property indicating that the value of the Leased Property upon completion of the Capital Addition exceeds the fair market value of the Leased Property prior thereto by an amount not less than ninety-five percent (95%) of the cost of such Capital Addition; and

                        (ix) such other certificates (including, but not limited to, endorsements, increasing the insurance coverage, if any, at the time required), documents, opinions of counsel, appraisals, surveys, certified copies of duly adopted resolutions of the board of directors of Tenant authorizing the execution and delivery of all loan documents and any amendment to an individual Lease or new lease agreement and any other instruments as may be reasonably required by Landlord and any lending institution advancing any portion of the cost of the Capital Addition.

                  (c) Upon making a request to finance a Capital Addition, whether or not such financing is actually consummated, Tenant shall pay or agree to pay, upon demand, all reasonable costs and expenses of Landlord and any lending institution which has committed to finance such Capital Addition which have been paid or incurred by them in connection with the financing of the Capital Addition, including, but not limited to, (i) the fees and expenses of their respective counsel, (ii) all printing expenses, (iii) the amount of any filing, registration and recording taxes and fees, (iv) documentary stamp taxes, if any, (v) title insurance charges, (vi) appraisal fees, if any, (vii) rating agency fees, if any, (viii) commitment fees, if any, and (ix) costs of obtaining regulator and governmental approvals for the construction, operation, use or occupancy of the Capital Addition.

                  (d) (i) if Landlord and Tenant are unable to agree on the terms of the financing of a Capital Addition by Landlord, Tenant may undertake the cost of any such

Capital Addition and seek construction, permanent or other financing from other sources. Landlord shall cooperate with Tenant in obtaining all necessary approvals for such Capital Additions, at no cost or expense to Landlord.

                        (ii) In the event Tenant shall construct any Capital Addition and shall have obtained construction, permanent or other financing in connection therewith from sources other than Landlord, as set forth in the foregoing Section 8.09(d)(i), Landlord shall have the option to acquire such Capital Addition at any time during the Term. The price at which Landlord may acquire such Capital Addition shall be an amount equal to 105% (or such lower percentage as may be agreed to by the Tenant) of the then present value of the aggregate costs related to the acquisition, development, design, construction, equipment and start-up of such Capital Addition, which in the case of goods or services provided by the Tenant, will not exceed the costs which would be paid therefor if purchased from a third party in an arm's-length transaction ("Tenant's Cost"). Landlord's exercise of such option shall require Landlord to acquire such Capital Addition on such terms and conditions as Landlord and Tenant shall reasonably agree, which shall be generally consistent with the terms and conditions of Landlord's initial acquisition of the related Leased Property from Tenant or other Person. Upon such acquisition, Landlord shall lease such Capital Addition to Tenant on the terms and conditions set forth herein, and Landlord and Tenant shall execute a new Lease, or an amendment to the existing Lease, with respect thereto. In such case, the Base Rent shall be the fair market rental value of the Capital Addition, as reasonably and mutually determined by Landlord and Tenant or, if Landlord and Tenant fail to agree, as determined through an appraisal in accordance with Section 16.23. Regardless of whether the foregoing option is exercised, all Capital Additions shall become the property of Landlord upon the expiration or termination of this Lease.

                                   ARTICLE IX
                              DEFAULTS AND REMEDIES

                  9.01 EVENTS OF DEFAULT. The occurrence of any one or more of the following shall be an event of default ("Event of Default") hereunder and under any Lease:

                  (a) Landlord does not receive in full any installment of Rent, Initial Amount or Monthly Reserve Payment or any other monetary obligation payable by Tenant to Landlord under this Agreement or a Lease within five (5) calendar days after the same is due;

                  (b) Tenant fails to observe and perform any other covenant, condition or agreement under this Agreement or a Lease to be performed by Tenant (except those described in Section 9.01(a) of this Agreement) and such failure continues for a period of thirty (30) days after written notice thereof is given to Tenant by Landlord; or if, by reason of the nature of such default, the same cannot with due diligence be remedied within thirty (30) days, such failure will not be deemed to continue if Tenant commences such cure within such thirty (30) day period and thereafter proceeds promptly and with due diligence to remedy the failure and diligently completes the remedy thereof on a best efforts basis; provided, however, such cure period will not extend beyond thirty (30) days if the facts or circumstances giving rise to the default are creating a further harm to Landlord or the Leased Property and Landlord makes a good faith determination that Tenant is not undertaking remedial steps that Landlord would cause to be taken if such Lease were then to terminate;

                  (c) If Tenant: (i) admits in writing its inability to pay its debts generally as they become due, (ii) files a petition in bankruptcy or a petition to take advantage of any insolvency act, (iii) makes an assignment for the benefit of its creditors, (iv) is unable to pay its debts as they mature,
(v) consents to the appointment of a receiver of itself or of the whole or any substantial part of its property, or (vi) files a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof;

                  (d) If Tenant, on a petition in bankruptcy filed against it, is adjudicated as bankrupt or a court of competent jurisdiction enters an order or decree appointing, without the consent of Tenant, a receiver of Tenant of the whole or substantially all of its property, or approving a petition filed against it seeking reorganization or arrangement of Tenant under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof' and such judgment, order or decree is not vacated or set aside or stayed within sixty (60) days from the date of the entry thereof;

                  (e) If the estate or interest of Tenant in any Leased Property or any part thereof is levied upon or attached in any proceeding and the same is not vacated or discharged within the earlier of sixty (60) days after commencement thereof or thirty (30) days after receipt by Tenant of notice thereof from Landlord (unless Tenant is contesting such lien or attachment in accordance with this Agreement);

                  (f) Any representation or warranty made by Tenant (or an Affiliate of Tenant or Alternative Tenant in cases where a Lease is executed by such Affiliate or Alternative Tenant) in this Agreement or any Lease or in any certificate, demand or request made pursuant to any Lease proves to be incorrect in any material respect and any adverse effect on Landlord of any such misrepresentation or breach of warranty has not been corrected to Landlord's satisfaction within thirty (30) days after Tenant becomes aware of, or is notified by the Landlord of the fact of, such misrepresentation or breach of warranty;

                  (g) If any Leased Facility houses less than seventy (70) inmates or detainees for a continuous period of thirty (30) days or more; or

                  (h) The occurrence of a Service Agreement Default as defined in any applicable Lease that is not cured within any specific cure period set forth in such Lease.

      Notwithstanding the foregoing, an Event of Default under the foregoing subsections (a), (c) or (d) shall constitute an Event of Default under all of the Leases and an Event of Default under the foregoing subsections (b), (e),
(f), (g) and (h) shall constitute an Event of Default only with respect to the specific Lease and Leased Property to which such Event of Default applies. Provided, (1) with respect to the Events of Default under the foregoing subsections (b), (e), (f), (g) and (h), or (2) with respect to any defaults by Tenant which are not cured within the applicable grace period under any Service Agreements in effect with respect to 50% or more of the inmate beds at an individual Leased Property (each a "NONMONETARY DEFAULT" and collectively, "NONMONETARY DEFAULTS"), if all such Nonmonetary Defaults shall at any time be applicable to Leased Properties which, in the aggregate, represent a combined acquisition cost equal to twenty five percent (25%) or more of the acquisition cost for all of the Leased

Properties, then such Nonmonetary Default shall constitute an Event of Default under all of the Leases.

                  9.02 REMEDIES. To the extent any Event of Default is applicable only to a specific Lease or Leases, or a specific Leased Property or Leased Properties (in accordance with Section 9.01 above), the remedies set forth herein shall be exercisable solely with respect to such Lease or Leases, or Leased Property or Leased Properties, and shall not be exercisable with respect to any other Leases or Leased Property. To the extent any Event of Default constitutes an Event of Default under all of the Leases (in accordance with Section 9.01 above), the remedies set forth herein shall be exercisable with respect to all of the Leases and all of the Leased Properties. Subject to the foregoing provisions, Landlord in its own name or through a designee or assignee, including, but not limited to, Landlord's mortgagee (the "Landlord Designee"), may exercise any one or more of the following remedies upon the occurrence of an Event of Default:

                  (a) Landlord may terminate the applicable Lease, exclude Tenant from possession of the subject Leased Property and use reasonable efforts to lease such Leased Property to others, including any Landlord Designee. If any Lease is terminated pursuant to the provisions of this Section 9.02(a), Tenant will remain liable to Landlord for damages in an amount equal to the Rent and other sums which would have been owing by Tenant under such Lease for the balance of the Term if the Lease had not been terminated, less the net proceeds, if any, of any re-letting of the subject Leased Property by Landlord subsequent to such termination, after deducting all of Landlord's expenses in connection with such re-letting, including without limitation; the expenses set forth in
Section 9.02(b)(2) below. Landlord will be entitled to collect such damages from Tenant monthly on the days on which the Rent and other amounts would have been payable under the subject Lease if such Lease had not been terminated and Landlord will be entitled to receive such damages from Tenant on each such day. Alternatively, at the option of Landlord, if such Lease is terminated, and at any time thereafter, Landlord will be entitled, in lieu of proceeding to collect damages on a monthly basis as set forth in the preceding sentence, to recover from Tenant (i) all unpaid Rent then due and payable, and (ii) the worth at the time of the award (as hereafter defined) of the Rent which would have been due and payable from the date of termination through the Expiration Date as if the Lease had not been terminated. The "WORTH AT THE TIME OF AWARD" of the amount referred to in clause (ii) is computed at "PRESENT VALUE" using New York Prime Rate (as defined below). For purposes of this Agreement, "NEW YORK PRIME RATE" shall mean that rate of interest identified as prime or national prime by the Wall Street Journal, or if not published or found, then the rate of interest charged by a United States nationally chartered bank with the greatest number of assets on ninety (90) day unsecured notes to its preferred customers. For the purpose of determining unpaid Rent under clause (ii), the Rent reserved in the Lease will be deemed to be the sum of the following: (A) the Base Rent computed pursuant to Section 2.01 and 2.02; and (B) the Additional Rent computed pursuant to Section 2.03. Such computation of Additional Rent shall be based on the Additional Rent paid for the Lease Year preceding the date of termination, increased by four (4%) percent per year thereafter. Following payments by Tenant of the foregoing amounts, Landlord shall deliver and pay over to Tenant all rent, income, and other proceeds of any nature realized from the sale, lease or other disposition or utilization of the Leased Property, if any, actually received by Landlord, up to the amounts so paid by Tenant less Landlord's reasonably incurred costs and expenses of maintaining and re-leasing or selling the Leased Property.

                  (b) (i) Without demand or notice, Landlord or Landlord's Designee may re-enter and take possession of the applicable Leased Property or any part of such Leased Property; and repossess such Leased Property as of the Landlord's former estate; and expel the Tenant and those claiming through or under Tenant from such Leased Property; and, remove the effects of both or either, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of Rent or preceding breach of covenants or conditions. If Landlord or Landlord's Designee elects to re-enter the Leased Property as provided in this Section 9.02(b) or if Landlord or Landlord's Designee takes possession of such Leased Property pursuant to legal proceedings or pursuant to any notice provided by law, Landlord or Landlord's Designee, from time to time, without terminating the subject Lease, may re-let such Leased Property or any part of such Leased Property, either alone or in conjunction with other portions of the Improvements of which such Leased Property are a part, in Landlord's or Landlord's Designee's name but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term of this Lease) and on such terms and conditions (which may include concessions of free rent, and the alteration and repair of such Leased Property) as Landlord or Landlord's Designee, in its uncontrolled discretion, may determine. Landlord or Landlord's Designee may collect and receive the rents, including the Rent, for such Leased Property. Landlord or Landlord's Designee will not be responsible or liable for any failure to re-let such Leased Property, or any part of such Leased Property, or for any failure to collect any rent, including the Rent, due upon such re-letting. No such re-entry or taking possession of such Leased Property by Landlord or Landlord's Designee will be construed as an election on Landlord's or Landlord's Designee's part to terminate this Lease unless a written notice of such intention is given to Tenant. No notice from Landlord or Landlord's Designee under this Lease or under a forcible entry and detainer statute or similar law will constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord and/or Landlord's Designee reserves the right following any such re-entry or re-letting, or both, to exercise its right to terminate this Lease by giving Tenant such written notice, and, in that event such Lease will terminate as specified in such notice.

                        (ii) If Landlord or Landlord's Designee elects to take possession of such Leased Property according to this Section 9.02(b) without terminating such Lease, Tenant will pay Landlord (A) the Rent, Additional Rent and other sums which would be payable under such Lease if such repossession had not occurred, less (B) the net proceeds, if any, of any re-letting of such Leased Property after deducting all of Landlord's or Landlord's Designee's expenses incurred in connection with such re-letting, including without limitation, all repossession costs, brokerage commissions, legal expense, attorneys' fees and expenses, expense of employees, alteration, remodeling and repair costs, and expenses of preparation for such re-letting. If, in connection with any re-letting, the new lease term extends beyond the existing Term or such Leased Property covered by such re-letting includes areas which are not part of such Leased Property, a fair apportionment of the rent received from such re-letting and the expenses incurred in connection with such re-letting will be made in determining the net proceeds received from such re-letting. In addition, in determining the net proceeds from such re-letting over the term of the Lease, any rent concessions will be apportioned over the term of the new lease. Tenant will pay such amounts to Landlord monthly on the days on which the Rent and all other amounts owing under this Agreement or such Lease would have been payable if possession had not been retaken, and Landlord or Landlord's Designee will be entitled to receive the Rent and other amounts from Tenant on each such day.


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
                  (c) Landlord or Landlord's Designee may re-enter the applicable Leased Property and have, repossess and enjoy such Leased Property as if such Lease had not been made, and in such event, Tenant and its successors and assigns shall remain liable for any contingent or unliquidated obligations or sums owing at the time of such repossession.

                  (d) Landlord may exercise any remedy with respect to any collateral given by Tenant or its Affiliates in connection with this Agreement or any Lease, including, but not limited to, exercise any rights under any collateral assignment under and pursuant to Section 13.03(d) below.

                  (e) Landlord or Landlord's Designee may take whatever action at law or in equity as may appear necessary or desirable to collect the Rent and other amounts payable under the applicable Lease then due and thereafter to become due, or to enforce performance and observance of any obligations, agreements or covenants of Tenant under such Lease.

                  (f) Landlord or Landlord's Designee may exercise any remedy specifically provided for in any Lease.

                  9.03 RIGHT OF SET-OFF. Landlord may, and is hereby authorized by Tenant, at any time and from time to time, after advance notice to Tenant, to set-off and apply any and all sums held by Landlord, including all sums held in any escrow for Impositions, any indebtedness of Landlord to Tenant, any sums held in the Maintenance Reserve, and any claims by Tenant against Landlord, against any obligations of Tenant under this Agreement or any Lease and against any claims by Landlord against Tenant, whether or not Landlord has exercised any other remedies hereunder. The rights of Landlord under this Section 9.03 are in addition to any other rights and remedies Landlord may have against Tenant.

                  9.04 PERFORMANCE OF TENANT'S COVENANTS. Except in cases of emergency, in which event Landlord may proceed without notice, Landlord may, but is not obligated to, perform any obligation of Tenant which Tenant has failed to perform within ten (10) days after Landlord has sent a written notice to Tenant informing it of its specific failure (provided no such notice shall be required if such failure is covered under the provisions of Section 9.01). Tenant shall reimburse Landlord on demand, as Additional Rent, for any expenditures thus incurred by Landlord and shall pay interest thereon at the New York Prime Rate.

                  9.05 INTEREST ON PAST DUE PAYMENTS. Any payment not made by Tenant for more than five (5) days after the same is due shall bear interest at the rate of one percent (1%) per month from the due date thereof through the date such payment is actually received by Landlord.

                  9.06 LITIGATION; ATTORNEYS' FEES. Within ten (10) days after Tenant has knowledge of any material litigation or other proceeding that may be instituted against Tenant, against any Leased Property to secure or recover possession thereof, or that may affect the title to or the interest of Landlord in such Leased Property, Tenant shall give written notice thereof to Landlord. Within ten (10) days after Landlord's presentation of an invoice, Tenant shall pay all reasonable costs and expenses incurred by Landlord in enforcing or presenting Landlord's rights under this Agreement and each Lease, whether or not an Event of Default has actually occurred or has been declared and thereafter cured, including without limitation, (i) the fees, expenses, and costs of any litigation, receivership, administrative, bankruptcy, insolvency or other similar proceeding; (ii) reasonable attorney, paralegal, consulting and witness fees and disbursements incurred by Landlord whether or not any suit or proceeding has commenced; and (iii) the expenses, including without limitation, lodging, meals, and transportation, of Landlord and its employees, agents, attorneys, and witnesses in preparing for litigation, administrative, bankruptcy, insolvency or other similar proceedings and attendance at hearings, depositions, and trials in connection therewith. All such costs, charges and fees as incurred shall be deemed to be Additional Rent under this Agreement. For purposes hereof, "MATERIAL LITIGATION" instituted against Tenant shall be determined in accordance with then applicable GAAP accounting standards.

                  9.07 REMEDIES CUMULATIVE. The remedies of Landlord herein are cumulative to and not in lieu of any other remedies available to Landlord at law or in equity. The use of any one remedy shall not be taken to exclude or waive the right to use any other remedy.

                  9.08 ESCROWS AND APPLICATION OF PAYMENTS. As security for the performance of its obligations hereunder, Tenant hereby assigns to Landlord all its right, title and interest in and to all monies escrowed with Landlord under this Agreement or under any Lease and all deposits with utility companies, taxing authorities, and insurance companies; provided, however, that Landlord shall not exercise its rights hereunder until an Event of Default has occurred. Any payments received by Landlord under any provisions of this Agreement or under any Lease during the existence, or continuance of an Event of Default shall be applied to Tenant's obligations in the order that Landlord may determine.

                  9.09 POWER OF ATTORNEY. Tenant hereby irrevocably and unconditionally appoints Landlord, or Landlord's authorized officer, agent, employee or designee, as Tenant's true and lawful attorney-in-fact, to act, after an Event of Default, for Tenant in Tenant's name, place , and stead, and for Tenant's and Landlord's use and benefit, to execute, deliver and file all applications and any and all other necessary documents or things, to effect a transfer, reinstatement, renewal and/or extension of any and all licenses and other governmental authorizations issued to Tenant in connection with Tenant's operation of any Leased Property, and to do any and all other acts incidental to any of the foregoing. Tenant irrevocably and unconditionally grants to Landlord as its attorney-in-fact full power and authority to do and perform, after an Event of Default, every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as Tenant might or could do if personally present or acting, with full power of substitution, hereby ratifying and confirming all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and is irrevocable prior to the full performance of the Tenant's obligations under this Agreement and each Lease.

                                    ARTICLE X
                             DAMAGE AND DESTRUCTION

                  10.01 GENERAL. Tenant shall notify Landlord if any of the Leased Property is damaged or destroyed by reason of fire or any other casualty or cause. Tenant shall promptly repair, rebuild, or restore the Leased Property, at Tenant's expense, so as to make the Leased Property at least equal in value to the Leased Property existing immediately prior to such occurrence and as nearly similar to it in character as is practicable and reasonable. Tenant will begin such repairs or rebuilding and will prosecute the repairs and rebuilding to completion with diligence, subject, however, to strikes, lockouts, acts of God, embargoes, governmental restrictions, and other causes beyond Tenant's reasonable control. So long as no Event of Default has occurred, Landlord will make available to Tenant the net proceeds of any fire or other casualty insurance received by Landlord (and not payable to or paid to Landlord's mortgagee pursuant to any mortgage recorded against the applicable Leased Property) for any such repair or rebuilding after deduction of any costs of collection, including attorneys' fees and expenses. Before beginning such repairs or rebuilding, or letting any contracts in connection with such repairs or rebuilding that are estimated to exceed in the aggregate $75,000 (which amount shall be increased by three percent (3%) per annum cumulatively for each subsequent Lease Year ("SUBSTANTIAL REPAIRS"), Tenant will submit for Landlord's approval, which approval Landlord will not unreasonably withhold or delay, complete and detailed plans and specifications for such Substantial Repairs. Payment on account of Substantial Repairs will be made, as work satisfactorily progresses, against properly certified vouchers of a competent architect in charge of the work, who is licensed in the jurisdiction in which the Leased Property is located, and approved by Landlord. Prior to commencing Substantial Repairs, Tenant shall deliver to Landlord for Landlord's approval a schedule setting forth the estimated monthly draws for such work. Landlord will contribute to payments on account of Substantial Repairs out of the insurance proceeds an amount equal to the proportion that the total net amount received by Landlord from insurers bears to the total estimated cost of the rebuilding or repairing, multiplied by the payment by Tenant on account of such work. Landlord may, however, withhold ten percent (10%) from each payment on account of Substantial Repairs until (a) the work of repairing or rebuilding is completed and proof has been furnished to Landlord that no lien or liability has attached or will attach to the Leased Property or to Landlord in connection with such repairing or rebuilding, including, but not limited to, any mechanic' or construction lien, (b) Tenant has obtained a certificate of use and occupancy (or its functional equivalent) for the portion of the Leased Property repaired or rebuilt, and (c) if Tenant has an agreement with any governmental authority for the detention of inmates at such Leased Property which requires such governmental authority to approve such repairs or rebuilding, such approval shall have been obtained. Upon the completion of rebuilding or repairing and the furnishing of such proof, the balance of the net proceeds of such insurance payable to Tenant on account of such repairing or rebuilding will be paid to Tenant. Tenant will obtain and deliver to Landlord a temporary or final certificate of occupancy before the Leased Property is reoccupied for any purpose. Tenant shall complete all such repairs or rebuilding free and clear of mechanic's, construction or other liens, and in accordance with the building codes and all applicable laws, ordinances, rules, regulations, or orders of any state, municipal, or other public authority affecting or with jurisdiction over the Leased Property and such repairs or rebuilding, and also in accordance with all requirements of the insurance rating organization, or similar body, affecting the Leased Property. So long as no Event of Default has occurred, any remaining proceeds of insurance after such restoration will be Tenant's property.

                  10.02 LANDLORD'S INSPECTION. During the progress of Substantial Repairs, Landlord and its architects and engineers, from time to time, may inspect the Leased Property and will be furnished, if required by them, with copies of all plans, shop drawings, and specifications relating to such repairs or rebuilding. Tenant will keep all plans, shop drawings, and specifications available, and Landlord and its architects and engineers may examine them at all reasonable times, at the Leased Property or such other location as Landlord and Tenant shall agree. If, during such repairs or rebuilding, Landlord and its architects and engineers determine that the repairs or rebuilding are not being done in accordance with the approved plans and specifications, Landlord will give prompt notice in writing to Tenant, specifying in detail the particular deficiency; omission, or other respect in which Landlord claims such repairs or rebuilding do not accord with the approved plans and specifications. Upon the receipt of any such notice, Tenant will cause corrections to be made to any deficiencies, omissions, or such other respect. Tenant's obligations to supply builder's risk insurance, according to Article IV, will be applicable to any repairs or rebuilding under this Article X.

                  10.03 LANDLORD'S COSTS. Tenant shall, within thirty (30) days after receipt of an invoice from Landlord, pay the reasonable costs, expenses, and fees of any architect or engineer employed by Landlord to review any plans and specifications and to supervise and approve any construction, or for any services rendered by such architect or engineer to Landlord as contemplated by any of the provisions of this Agreement, or for any services performed by Landlord's attorneys in connection therewith; provided, however, that Landlord will consult with Tenant and notify Tenant of the estimated amount of such expenses.

                  10.04 RENT ABATEMENT. In the event that the provisions of
Section 10.01 above shall become applicable, the Rent, real estate taxes and other Impositions shall be abated or reduced proportionately during any period in which, by reason of such damage or destruction, there is substantial interference with the operation of the business of Tenant in the Leased Property, having regard to the extent to which Tenant may be required to discontinue its business in the Leased Property, and such abatement or reduction shall continue for the period commencing with such destruction or damage and ending with the substantial completion (defined below) by Tenant of such work or repair and/or reconstruction. In the event that only a portion of any Leased Property is rendered untenantable or incapable of such use, the Base Rent and all real estate taxes and other Impositions payable hereunder shall be reduced on a pro rata basis in the same proportion as the number of inmate; or patient beds in the Leased Property after the damage or destruction bears to the number of inmate or patient beds in the Leased Property immediately prior thereto. For purposes of this Section 10.04, "SUBSTANTIAL COMPLETION" shall occur upon the earlier of (i) nine (9) months from the date of the first disbursement of insurance proceeds, or (ii) the issuance of a certificate of occupancy for the Substantial Repairs to the Leased Property. Notwithstanding any other provision hereof, such rental abatement shall be limited to the amount of any rental or business interruption insurance proceeds actually received by Landlord.

                  10.05 SUBSTANTIAL DAMAGE DURING LEASE TERM. Provided Tenant has fully complied with Section 4.01 hereof (`including actually maintaining in effect rental value insurance or business interruption insurance provided for in clause (c) thereof), if at any time during the Term of the particular Lease, the Leased Property is so damaged by fire or otherwise that more than fifty percent (50%) of the inmate beds at the Leased Property are rendered unusable, Tenant may, within sixty (60) days after such damage, give notice of its election to terminate the Lease subject to the particular Leased Property and, subject to the further provisions of this Section 10.05, such Lease will cease on the tenth (10th ) day after the delivery of such notice. If the Lease is so terminated, Tenant will have no obligation to repair, rebuild or replace the Leased Property, but will have the obligation to pay to Landlord upon demand the amount of any deductible or uninsured loss arising in connection therewith and the entire


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
insurance proceeds will belong to Landlord. If the Lease is not so terminated, Tenant shall rebuild the Leased Property in accordance with Section 10.01.

                  10.06 DAMAGE NEAR END OF TERM. Notwithstanding any provisions of Section 10.01 to the contrary, if damage to or destruction of the Leased Property occurs during the last twenty-four (24) months of the Term, and if such damage or destruction cannot be fully repaired and restored within six (6) months immediately following the date of loss, either party shall have the right to terminate this Lease by giving notice to the other within thirty (30) days after the date of damage or destruction, in which event Landlord shall be entitled to retain the insurance proceeds and Tenant shall pay to Landlord on demand the amount of any deductible or uninsured loss arising in connection therewith; provided, however, that any such notice given by Landlord shall be void and of no force and effect if Tenant exercises an available option to extend the Term pursuant to provisions of the Lease for such Leased Property within thirty (30) days following receipt of such termination notice.

                                   ARTICLE XI
                                  CONDEMNATION

                  11.01 DEFINITION. For purposes of this Agreement; the term "CONDEMNATION" shall mean . the permanent or temporary taking of the Leased Property, or any portion thereof, by right of eminent domain, or by conveyance made in response to a threat of the exercise of such right, or by conveyance in settlement of eminent domain litigation.

                  11.02 APPORTIONMENT OF COMPENSATION. In the event of Condemnation of the Leased Property, or any part thereof, Landlord shall be entitled to all compensation payable by the condemning authority under applicable law (hereinafter referred to as an "AWARD") for (a) the real property, or part thereof taken, (b) for all improvements thereto which are taken (except Tenant Improvements which are not Capital Additions purchased or financed by Landlord and then, only the portion of any award therefor allocable to the remaining Term of the Lease), (c) for all severance damages to the remainder property caused by the Condemnation, including severance damages to the Fixtures and the Personal Property, and (d) attorneys fees and expenses, expert fees and costs. Tenant shall be entitled to all compensation payable by the condemning authority under applicable law, if any, for (w) personal property of Tenant; trade fixtures of Tenant and Tenant Improvements taken (subject to the limitations set forth above), (x) the value of Tenant's leasehold interest,
(y) business damages suffered by Tenant, and (z) attorneys fees and expenses, expert fees and costs, so long as such award to Tenant does not decrease the award otherwise payable under such applicable laws to Landlord. The foregoing notwithstanding, in the event of a temporary taking by Condemnation for a period of six (6) months or less, compensation payable by the condemning authority shall be payable solely to the Tenant, subject to Tenant having paid to Landlord all rent payable under the Lease for the period of the temporary taking. In the event the condemning authority is not required under applicable law to pay compensation for an element of damage or loss suffered by a party hereto, that party, to that extent, shall be without a remedy, unless otherwise expressly and specifically provided herein, it being the intent of the parries that, in the absence of an express and specific agreement to the contrary, no party hereto shall be obligated to compensate the other for any damage or loss suffered as a consequence of Condemnation that is not compensable by the condemning authority under applicable law. No party shall have the right to negotiate a settlement of any claim for compensation made or possessed by another party, nor may any party enter into an agreement with a condemning authority which waives or limits, expressly or implicitly, the entitlement of another party to full compensation in accordance with the provisions hereof.

                  11.03 EFFECT ON LEASE OBLIGATIONS.

                  (a) Total Taking. In the event of Condemnation of the entire Leased Property, the Lease shall remain in effect, with the condemning authority taking the Leased Property subject to the Lease, unless the condemning authority shall have condemned the leasehold interest of Tenant. In the event of condemnation of the entire Leased Property and the leasehold interest of Tenant, the parties shall be relieved from continuing performance under the Lease to the extent performance is rendered impractical or impossible, or is deemed excused as a matter of law, and Tenant shall be relieved from payment of Rent or other charges as of the date of change of ownership and termination of such leasehold estate due to Condemnation. The parties shall perform those obligations accruing under the Lease prior to the change in ownership, including payment of Rent and other charges which become payable prior to the change in ownership. To the extent Rent has been paid in advance, Landlord shall refund to the Tenant a prorated portion thereof based on the number of days of Tenant's occupancy under the Lease for the rental period in question, compared to the number of days in the rental period for which Rent was paid in advance.

                  (b) Partial Taking. In the event the Condemnation is of a portion of the Leased Property, or of an easement or similar interest in the Leased Property, the obligations of the parties under the Lease shall be unaffected unless the effect of the Condemnation is to render the Leased Property unsuitable for its Primary Intended Use. The Leased Property shall be deemed "UNSUITABLE FOR ITS PRIMARY INTENDED USE" if the state or condition of the Leased Property has been so affected by the Condemnation that, in the good faith judgment of Tenant, reasonably exercised, the Leased Property cannot be operated on a commercially practicable basis as a correctional or detention facility. For purposes of this Agreement, if such taking is for less than twenty-five percent (25%) of the total land area of the Leased Property, such taking shall be deemed to not make the Leased Property unsuitable for its Primary Intended Use. .If Condemnation renders the Leased Property unsuitable for its Primary Intended Use, Tenant may terminate the Lease as of the date of the taking, or as of the date of loss of occupancy of the condemned portion (if the date for vacating the Leased Property is different from the date of taking), or within thirty (30) days following either the date of taking or the date of loss of occupancy of the condemned portion. Termination of the Lease hereunder shall not affect the apportionment of compensation as otherwise agreed hereinabove.

                  (c) Temporary Taking. In the event all or any part of the Leased Property is temporarily condemned for a period of six (6) months or less, the parties shall be relieved from their obligations under the Lease only to the extent performance is rendered impracticable or impossible and Tenant shall remain obligated to pay rent to Landlord for the period of such temporary taking. In the event of such a temporary taking, the entire amount of compensation payable for the temporary taking, whether paid by the condemning authority as damages, rent or otherwise, shall be payable to Tenant, subject to Tenant having paid to Landlord all Rent payable under the Lease for the period of such temporary taking. .

                  11.04 CONDEMNATION CAUSED BY DEFAULT OF TENANT. In the event Condemnation is the result of Tenant having defaulted in performance of Tenant's obligations under the Lease including Tenant's obligation to maintain the Leased Property, Tenant's failure to pay any Imposition or having defaulted under Tenant's operating agreement with the applicable governmental authority, whether or not the same constitutes a default hereunder, Tenant shall be liable for any damage or loss suffered by Landlord which is not compensated by the condemning authority.

                  11.05 RESTORATION OF PREMISES. If there is a partial taking of any Leased Property and the subject Lease remains in full force and effect pursuant to Section 11.02, and so long as no Event of Default has occurred, Landlord shall furnish to Tenant the amount of the Award actually received by Landlord (and not payable to and paid to Landlord's mortgagee pursuant to any mortgage recorded against the applicable Leased Property), as provided herein, in order for Tenant to accomplish all necessary restoration. If Tenant receives an Award under Section 11.02, Tenant shall repair or restore any Tenant Improvements up to but not exceeding the amount of the Award payable to Tenant therefor. Before beginning such restoration, or letting any contracts in connection with such restoration, Tenant will submit for Landlord's approval, which approval Landlord will not unreasonably withhold or delay, complete and detailed plans and specifications for such restoration. Promptly after receiving Landlord's approval of the plans and specifications, Tenant will begin such restoration and will prosecute the repairs and rebuilding to completion with diligence, subject, however, to strikes, lockouts, acts of God, embargoes, governmental restrictions, terroristic threats or actions, and other causes beyond Tenant's reasonable control. Landlord will make available to Tenant the net proceeds of any Award paid to Landlord for such restoration, after deduction of any costs of collection, including attorneys' fees and expenses. Payment will be made against properly certified vouchers of a competent architect in charge of the work and approved by Landlord. Prior to commencing the restoration, Tenant shall deliver to Landlord for Landlord's approval a schedule setting forth the estimated monthly draws for such work. Landlord, however, may withhold ten percent (10%) from each payment until the work of restoration is completed and proof has been furnished to Landlord that no lien, including, but not limited to any mechanics' or construction lien, or liability has attached or will attach to the Leased Property or to Landlord in connection with such restoration. Upon the completion of restoration and the furnishing of such proof, the balance of the Award will be paid to Tenant. Tenant will obtain and deliver to Landlord a temporary or final certificate of occupancy before the Leased Property is reoccupied for any purpose. Tenant shall complete such restoration free and clear of mechanic's, construction or other liens, and in accordance with the building codes and all applicable laws, ordinances, rules, regulations, permits, approvals or orders of any state, municipal, or other public authority affecting the restoration, and also in accordance with all requirements of the insurance rating organization, or similar body applicable to the Leased Property. Any remaining proceeds of the Award otherwise payable to Tenant (and not payable to and paid to Landlord's mortgagee pursuant to any mortgage recorded against the applicable Leased Property) after such restoration is completed will be Tenant's property.

                  11.06 LANDLORD'S INSPECTION. During the progress of such restoration, Landlord and its architects and engineers may, from time to time, inspect the Leased Property and will be furnished, if required by them, with copies of all plans, shop drawings, and specifications relating to such restoration. Tenant will keep all plans, shop drawings, and specifications available, and Landlord and its architects and engineers may examine them at all reasonable times. If, during such restoration, Landlord and its architects and engineers determine that the restoration is not being done in accordance with the approved plans and specifications,

Landlord will give prompt notice in writing to Tenant, specifying in detail the particular deficiency, omission, or other respect in which Landlord claims such restoration does not accord with the approved plans and specifications. Upon the receipt of any such notice, Tenant will cause corrections to be made to any deficiencies, omissions, or such other respect. Tenant's obligations to supply insurance, according to Article IV, will be applicable to any restoration under this Article XI.

                                   ARTICLE XII
                         TENANT'S RIGHT OF FIRST REFUSAL

                  12.01 RIGHTS OF FIRST REFUSAL. Subject to the terms and conditions set forth in this Section 12.01 and provided that no Event of Default under Sections 9.01(a), (c), (d), (e), (g) or (h) with respect to the subject Leased Property has occurred (and with respect solely to an Event of Default under Section 9.01(a), is continuing at the time of such exercise or at the expiration of this Agreement or the individual Lease), Tenant shall have a right of first refusal (the "PURCHASE REFUSAL RIGHT") to purchase any Leased Property (including any Leased Property owned by an Affiliate of Landlord). So long as no Event of Default under Sections 9.01(a), (c), (d), (e), (g) or (h) with respect to the subject Leased Property has occurred (and with respect solely to an Event of Default under Section 9.01(a), is continuing at the time of such exercise or at the expiration of this Agreement or the individual Lease), if, during the Term or any Renewal Term and for a period of thirty (30) days following termination of a Lease (other than as a result of the exercise by Landlord of its rights or remedies under this Agreement), Landlord or any Affiliate of Landlord receives a bona fide third party offer to transfer any Leased Property, then, prior to accepting such third party offer, Landlord shall send written notice and a copy thereof to Tenant and, if the Lease applicable to such Leased Property so provides, to any other party so designated by Tenant ("LANDLORD'S NOTICE"). Tenant shall have thirty (30) days after receipt of Landlord's Notice to exercise Tenant's Purchase Refusal Right, by giving Landlord written notice thereof. Failure of Tenant to exercise the Purchase Refusal Right within such time period set forth above shall be deemed to extinguish the Purchase Refusal Right and thereafter, Landlord or its Affiliates may transfer such Leased Property; provided, however, that the transfer of the Leased Property is at a price equal to or greater than the price contained in the Landlord's Notice, and otherwise consistent in all material respects with the terms and conditions set forth in Landlord's Notice. Tenant's Purchase Refusal Right shall revive in the event that Landlord fails to transfer the Leased Property within one year following the date of Landlord's Notice. In the event that Tenant elects to exercise the Purchase Refusal Right and to acquire the Leased Property thereby,
(a) Tenant shall acquire such Leased Property on the same terms and conditions and subject to all time periods and other limitations as provided in Landlord's Notice (provided, however, Tenant shall in all events have not less than one hundred twenty (120) days to close its acquisition of the Leased Property following its written notice exercising its Purchase Refusal Right), and (b) concurrently with such acquisition, the Lease of such Leased Property shall terminate (but Tenant shall remain liable to pay any accrued Rent due and payable on the closing date with respect to such Leased Property and all indemnifications and other provisions that survive the expiration of the individual Lease or of this Agreement shall continue in effect), and this Agreement shall be appropriately amended to reflect the termination of such Lease.


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
      Notwithstanding the foregoing provisions, the Purchase Refusal Right shall not be applicable to any transfer of a Leased Property to any Affiliate of Landlord, so long as such Affiliate acquires such Leased Property subject to the Purchase Refusal Right.

      A "TRANSFER" is any direct or indirect sale, conveyance or other disposition, including any transfer of a controlling ownership interest in any owning partnership, limited liability company or corporation, and including any lease with a term in excess of five (5) years.

                  12.02 RESTRICTION ON EXERCISE OF PURCHASE REFUSAL RIGHT. Notwithstanding any other provision of this Article XII, Landlord shall not be required to transfer any Leased Property, or any portion thereof, which is a real estate asset as defined in Section 856(e)(5)(B), or functionally equivalent successor provision, of the Internal Revenue Code (the "CODE"), to Tenant if Landlord's independent counsel advises Landlord that such transfer may not qualify as a sale of property described in Section 857(b)(6)(C), or functionally equivalent successor provision of the Code. If Landlord determines not to transfer such property pursuant to the above sentence, Tenant's right, if any, to acquire any or all of such property shall continue and be exercisable, upon and subject to all applicable terms and conditions set forth in this Lease, at such time as the transaction, upon the advice of Landlord's independent tax counsel would qualify as a sale of property described in Section 857(b)(6)(C) of the Code, or functionally equivalent successor provision, and until such time Tenant shall lease the Leased Property for the lesser of the rent otherwise called for in the Lease or fair market rental. If the transfer of the Leased Property is delayed pursuant to this section, Landlord will use its reasonable best efforts to transfer such Leased Property to Tenant as soon as practicable in the next calendar year.

                  12.03 PROHIBITION ON CERTAIN TRANSFERS. So long as no Event of Default has occurred and is continuing and so long as Tenant is in full compliance with the terms of this Agreement and all Leases, Landlord will not transfer the ownership of, or mortgage its interest in, any Leased Property to a Person whose primary business is the operation of similar correctional or detention facilities, without the prior written consent of Tenant, which consent may be withheld in Tenant's sole discretion.

                                  ARTICLE XIII
                      ASSIGNMENT AND SUBLETTING; ATTORNMENT

                  13.01 PROHIBITION AGAINST SUBLETTING AND ASSIGNMENT. Subject to Sections 13.02(e), 13.03, 13.04 and 1.06, and to the specific terms of any applicable Lease, Tenant shall not, without the prior written consent of Landlord (which consent Landlord may grant or withhold in its sole and absolute discretion), sublease, assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Agreement or any Lease or any interest herein or therein, or all or any part of the Leased Property, or suffer or permit any Lease or the leasehold estate created thereby or any other rights arising hereunder or under any Lease to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law. For purposes of this Section 13.01, any Change of Control of Tenant shall be deemed an assignment of this Agreement or any Lease hereunder. No assignment shall in any way impair the continuing primary liability of Tenant hereunder.

                  13.02 CHANGES OF CONTROL. A "CHANGE OF CONTROL" requiring the consent of Landlord shall mean the following:

                  (a) the issuance of additional stock or ownership interest in Tenant thereby changing, or the transfer, assignment and/or sale (whether by operation of law or otherwise) of, a Controlling Interest in Tenant to a Person (including, but not limited to, the purchase or redemption of the stock or ownership interest in Tenant by Tenant which results in a change in the Controlling Interest in Tenant), other than a distribution by any stockholder, member or interest holder of Tenant to such member's, holder's or stockholder's owners or shareholders, or the distribution of stock or ownership interest in Tenant pursuant to a registered public offering. A "CONTROLLING INTEREST" shall mean, as applied to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise;

                  (b) the sale, conveyance or other transfer of all or substantially all of the assets of Tenant (whether by operation of law or otherwise);

                  (c) any transaction pursuant to which Tenant is merged or consolidated with another entity and Tenant is not the surviving entity; or

                  (d) John J. Clancy ("Clancy") ceases to be the President and Chief Executive Officer of Tenant or, while any Service Agreement between Tenant and Education is in full force and effect, the President and Chief Executive Officer of Education, and Tenant or Education, as the case may be, within ninety
(90) days after Clancy ceases to be such President and Chief Executive Officer, does not replace Clancy with another President and Chief Executive Officer reasonably acceptable to Landlord.

                  (e) The provisions of Section 13.01 and this Section 13.02 notwithstanding, a Controlling Interest in Tenant may, without Landlord's consent, be transferred to or acquired by (including by means of a transaction described in Sections 13.02(b) or Section 13.02(c) above) a corporation or other entity organized under the laws of the United States or of any State thereof, provided that such corporation or other entity meets the following qualifications:

                        (i) Such corporation or other entity is primarily engaged in the business of the operation of correctional or detention facilities or health care facilities;

                        (ii) The stock or other ownership interests of such corporation or other entity are publicly traded on a national securities exchange or the NASDAQ National Market;

                        (iii) Such corporation or other entity has common stockholders equity or comparable equity of at least $75,000,000, or such lesser amount as Landlord may approve in its sole and absolute discretion;

                        (iv) Such corporation or other entity meets the eligible operator or lease party requirements of any mortgage, credit agreement or mortgagee of or applicable to the Leased Properties and any requisite approval of any such mortgagee has been obtained; and

                        (v) such corporation or other entity assumes all of Tenant's obligations under this Agreement and under any Lease hereunder.

No such transfer or acquisition shall relieve Tenant of its obligations under this Agreement or under any Lease.

                  13.03 SERVICE AGREEMENTS.

                  (a) Permitted Agreements. Tenant, without Landlord's prior approval, shall be permitted to enter into certain government operating agreements, support agreements and/or service agreements (or amendments thereto) in connection with the housing or detention of inmates or detainees at all or any portions of any Leased Property, including, but not limited to those service agreements, government operating agreements and support agreements specifically described in the respective Lease and in effect as of the Commencement Date of such Lease (collectively, the "SERVICE AGREEMENTS"); and to enter into agreements with various licensees in connection with Tenant's operation of correctional or detention facilities as is customarily associated with or incidental to the operation of such Leased Property, which agreements may be in the nature of a sublease agreement (the "SUBLEASE AGREEMENTS"), provided such Service Agreements or Sublease Agreements or any amendments thereto are consistent with the requirements of this Section 13.03.

                  (b) Terms of Agreements. Each Service Agreement or Sublease Agreement concerning any of the Leased Properties shall be subject and subordinate to the provisions of this Agreement and the applicable Lease. No permitted Service Agreement or Sublease Agreement made as permitted by Section 13.03(a) shall affect or reduce any of the obligations of Tenant hereunder, and all such obligations shall continue in full force and effect as if no agreement had been made. No Service Agreement or Sublease Agreement shall impose any additional obligations on Landlord under the applicable Lease.

                  (c) Copies. Tenant, within ten (10) days after the execution and delivery of any Service Agreement or Sublease Agreement or any amendments thereto permitted by Section 13.03(a), shall deliver a duplicate original thereof to Landlord.

                  (d) Assignment of Rights in Service Agreements and Sublease Agreements. As security for performance of its obligations under this Agreement and each Lease, and subject to any specified rights of third parties specifically set forth in the respective Lease, Tenant hereby grants, conveys and assigns to and for the benefit of Landlord and Landlord's Designee and each of their respective successors and assigns, including, but not limited to, any person or entity to whom Landlord or Landlord's Designee re-lets the Leased Property, all right, title and interest of Tenant in and to all Service Agreements and Sublease Agreements now in existence or hereinafter entered into for any or all of the applicable Leased Properties, including, but not limited to, all Service Agreements defined in each Lease and applicable to each Leased Property covered thereby, and all extensions, modifications and renewals thereof and all rents, issues and profits therefrom, to the extent the same are assignable by Tenant thereunder and under applicable law and to the extent Landlord, Landlord's Designee or any such successor or assignee meets the requirements of E&H or any governmental bodies or agencies party to or having consent rights under such Service Agreements or under applicable law. Prior to execution of any Lease for any Leased Property, Tenant shall obtain the consent and agreement of each non-governmental party to any and all Service Agreements governing the use and operation of the Facility located on such Leased Property in effect as of the commencement of such Lease to the collateral assignment of such Service Agreements to Landlord or Landlord's Designee pursuant to this Agreement and shall obtain any and all consents of each governmental party with consent rights thereto, either under such Governmental Agreements or under applicable law, of the transactions contemplated by this Agreement and the applicable Lease. Landlord hereby grants to Tenant a license to collect and enjoy all payments, fees, rents and/or other sums of money payable under any such Service Agreements and Sublease Agreements concerning any of such Leased Properties; provided, however, that Landlord or Landlord's Designee shall have the absolute right at any time after the occurrence and continuance of an Event of Default upon notice to Tenant and any vendors or licensees to revoke such license and to collect such fees, charges, rents and sums of money and to retain the same. Tenant shall not (i) after the occurrence and continuance of an Event of Default, consent to, cause or allow any material modification or alteration of any of the terms, conditions or covenants of any of the agreements or the termination thereof, without the prior written approval of Landlord, nor (ii) accept any rents or other prepaid sums (other than customary security deposits) more than thirty (30) days in advance of the accrual thereof, nor (iii) permit anything to be done, the doing of which, nor omit or refrain from doing anything, the omission of which, will or could be a breach of or default in the terms of any of the agreements or otherwise fail to timely perform all of its obligations thereunder.

                  (e) Licenses, Etc. For purposes of this Section 13.03, the Sublease Agreements shall mean and include any licenses, concession arrangements, or other arrangements relating to the possession and/or use of all or any part of any Leased Property but specifically excluding any Service Agreement or other agreement for the housing or detention of inmates or detainees.

                  13.04 PERMITTED SUBLEASES. Landlord acknowledges that from time to time Tenant intends to respond to requests for proposal ("RFP'S") from governmental entities seeking Service Agreements or Sublease Agreements for the housing or detention of inmates or detainees at the Leased Property. Landlord agrees to cooperate with Tenant in promptly reviewing any RFP which requires that a sublease or a right to assume a sublease be granted to the governmental entity in connection with the proposed award of any Service Agreement or Sublease Agreement and will not unreasonably withhold or delay consent thereto provided the terms of such Service Agreement or Sublease Agreement, including any amendments thereto, are in accordance with the requirements of Section 13.03(b), (c) and (d) and Section 13.07. If the terms of such sublease or rights to assume a sublease do not comply with all of the provisions of Section 13.03(b) and Section 13.07 but are nonetheless acceptable to Landlord, in the exercise of Landlord's sole discretion, Landlord agrees to execute and deliver, at Tenant's request, a non-disturbance and attornment agreement in favor of such governmental entity, in form reasonably satisfactory to Landlord. In either event, Landlord's decision to approve a sublease shall be made in writing and any such sublease shall thereafter constitute a "PERMITTED SUBLEASE" hereunder. The provisions of this Section 13.04 shall also apply to a lease which is already in existence as of the date an individual Lease is entered into between Landlord and Tenant (and any such pre-existing lease shall also be referred to as, and deemed to constitute, a Permitted Sublease hereunder), as well as to any amendments to any Permitted Sublease which may be entered into in the future. Tenant agrees that a Service Agreement or Sublease Agreement or any amendment to a Service Agreement or Sublease Agreement shall be deemed a sublease for


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
purposes of this Section 13.04 (and Landlord's written consent thereto shall be required) if such Service Agreement or Sublease Agreement contains provisions (whether or not set forth in a separate sublease agreement) granting the governmental entity a right to use or occupy the Leased Property or to designate a successor operator to Tenant in the event of termination of Tenant's rights under such Service Agreement or Sublease Agreement. Tenant agrees to deliver to Landlord copies of all Service Agreements or Sublease Agreements in effect with respect to any Leased Property, together with any amendments thereof and any notices of termination or default received from the relevant contracting governmental entities, regardless of whether any such Service Agreement or Sublease Agreement is deemed a sublease hereunder.

                  13.05 AFFECT OF ASSIGNMENT. No assignment or sublease shall in any way impair the continuing primary liability of Tenant hereunder, and no consent to any assignment or sublease in a particular instance shall be deemed to be a waiver of the prohibition set forth in this Article XIII. Any assignment shall be solely of Tenant's entire interest in the subject Lease. Any assignment, sublease or other transfer of all or any portion of Tenant's interest herein or in any Lease in contravention of this Article XIII shall be voidable at Landlord's option.

                  13.06 REIT LIMITATIONS. Anything contained in this Agreement to the contrary notwithstanding, Tenant shall not (a) sublet or assign any Leased Property or any Lease on any basis such that the rental or other amounts to be paid by the sublessee or assignee thereunder would be based, in whole or in part, on the income or profits derived by any person from the Leased Property or by the business activities of the sublessee or assignee; (b) sublet or assign any Leased Property or any Lease to any person, directly or indirectly, in which Landlord owns (by applying constructive ownership rules set forth in Section 856(d)(5) of the Code) a ten percent (10%) or greater interest as defined by
Section 856(d)(2)(B) of the Code; or (c) sublet or assign any Leased Property or any Lease in any other manner or otherwise derive any income which could cause any portion of the amounts received by Landlord pursuant to any Lease or any sublease to fail to qualify as "rents from real property" within the meaning of
Section 856(d) of the Code, or which could cause any other income received by Landlord to fail to qualify as income described in Section 856(c) (2) of the Code. The requirements of this Section 13.05 shall likewise apply to any further subleasing by any subtenant.

                  13.07 ATTORNMENT. Unless otherwise agreed by Landlord under
Section 13.04, Tenant shall insert in each new Sublease entered into after the date hereof provisions to the effect that (a) such sublease is subject and subordinate to all of the terms and provisions of the applicable Lease (including this Agreement) and to the rights of Landlord hereunder, (b) in the event such Lease shall terminate before the expiration of such sublease, the sublessee thereunder will, at Landlords' option, attorn to Landlord and waive any right the sublessee may have to terminate the sublease, or to surrender possession thereunder, as a result of the termination of such Lease (except that such waiver of a right of termination shall not be required in connection with a Service Agreement or Sublease Agreement that is deemed a sublease for purposes of Section 13.04, (c) a concurrent copy of any notice of default required or permitted to be given under the Sublease will be given to Landlord, (d) any amendment to such sublease shall be subject to Landlord's prior consent in accordance with the provisions of Section 13.03 and Section 13.04, as applicable, and (d) in the event the sublessee receives a written notice from Landlord or Landlord's assignees, if any, stating that Tenant is in default under such Lease, the sublessee shall thereafter be obligated to pay all rentals accruing under such sublease directly to


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
the party giving such notice, or as such party may direct. All rentals received from the sublessee by Landlord or Landlord's assignees, if any, as the case may be, shall be credited against the amounts owing by Tenant under such Lease.

                                   ARTICLE XIV
                                   ARBITRATION

                  14.01 CONTROVERSIES. Except with respect to the payment of Rent hereunder, which shall be subject to the provisions of Section 9.02, in the case a controversy arises between the parties as to any of the requirements of this Agreement or of any individual Lease or the performance thereunder which the parties are unable to resolve, the parties agree to waive the remedy of litigation (except for extraordinary relief in an emergency situation) and agree that such controversy or controversies shall be determined by arbitration as hereafter provided in this Article.

                  14.02 APPOINTMENT OF ARBITRATORS. The party or parties requesting arbitration shall serve upon the other a demand therefor, in writing, specifying in detail the controversy and matter(s) to be submitted to arbitration. The selection of arbitrators shall be conducted pursuant to the rules for resolution of commercial disputes promulgated by the American Arbitration Association. The party or parties giving notice shall request a listing of available arbitrators from the American Arbitration Association, and each party shall respond in the selection process within fifteen (15) days after each receipt of such listings until a panel of three (3) arbitrators has been designated. If either party fails to respond within fifteen (15) days, it is agreed that the American Arbitration Association may make such selections as are necessary to complete the panel of three (3) arbitrators.

                  14.03 ARBITRATION PROCEDURE. Within fifteen (15) days after the selection of the arbitration panel, the arbitrators shall give written notice to each party as to the time and the place of each meeting, which shall be held in West Palm Beach, Florida, at which the parties may appear and be heard, which shall be no later than sixty (60) days after certification of the arbitration panel. The parties waive the applicability of rules of evidence or rules of procedure in the proceedings. The applicable rules shall be those in effect at the time for the resolution of commercial disputes promulgated by the American Arbitration Association. Notwithstanding the foregoing, the substantive law governing the arbitration shall be the laws of the State of Florida. The arbitrators shall take such testimony and make such examination and investigations as the arbitrators reasonably deem necessary. The decision of the arbitrators shall be in writing signed by a majority of the panel which decision shall be final and binding upon the parties to the controversy; provided, however, in rendering their decisions and making awards, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Agreement.

                  14.04 EXPENSES. The expenses of the arbitration shall be assessed by the arbitrators and specified in the written decision. In the absence of a determination or assessment of expenses of the arbitration procedure in the award, all of the expenses of such arbitration shall be divided equally between Landlord and Tenant. Except to the extent that such decision is in favor of Landlord and the applicable remedy provided in Article IX of this Agreement permits Landlord to recover its attorneys' fees and expenses from Tenant on account of a breach of this Agreement or any Lease by Tenant, in which event Tenant shall be responsible for and pay all


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
fees, costs and expenses of both its and Landlord's counsel, each party in interest shall be responsible for and pay the fees, costs and expenses of its own counsel, unless the arbitration award provides for an assessment of reasonable attorneys' fees and costs.

                  14.05 ENFORCEMENT OF THE ARBITRATION AWARD. There shall be no appeal from the decision of the arbitrators, and upon the rendering of an award, any party thereto may file the arbitrators' decision in either the United States District Court for the Southern District of Florida, the United States District Court for the District of New Jersey or any other court of competent jurisdiction for enforcement as provided by applicable law.

                                   ARTICLE XV
                         QUIET ENJOYMENT; SUBORDINATION,
                      ATTORNMENT AND ESTOPPEL CERTIFICATES

                  15.01 QUIET ENJOYMENT. So long as Tenant performs all of its obligations under this Agreement and each Lease, Tenant's possession of the Leased Property will not be disturbed by or through Landlord.

                  15.02 LANDLORD MORTGAGES: SUBORDINATION. Subject to Sections
12.03 and 15.03, without the consent of Tenant, Landlord may, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrances or title retention agreement on the Leased Properties, or any portion thereof or any interest therein, whether to secure any borrowing or other means of financing or refinancing. So long as Landlord obtains a non-disturbance agreement in accordance with Sections 12.03 and 15.03 and substantially in the form attached to the applicable Lease, this Agreement and each Lease and Tenant's rights under this Agreement and each Lease shall be subordinate to any ground lease or underlying lease, first mortgage, first deed of trust, or other first lien against any Leased Property, together with any renewal, consolidation, extension, modification or replacement thereof, which now or at any subsequent time affects any Leased Property or any interest of Landlord in any Leased Property, except to the extent that any such instrument expressly provides that this Agreement and each Lease is superior. This provision will be self-operative, and no further instrument or subordination will be required in order to effect it. However, Tenant shall execute, acknowledge and deliver to Landlord, at any time and from time to time upon demand by Landlord, such documents as may be requested by Landlord or any mortgagee or any holder of any mortgage or other instrument described in this Section, to confirm or effect any such subordination. If Tenant fails or refuses to execute, acknowledge, and deliver any such document within twenty (20) days after written demand, and Landlord is not in breach of this Agreement, Landlord may execute, acknowledge and deliver any such document on behalf of Tenant as Tenant's attorney-in-fact: Tenant hereby constitutes and irrevocably appoints Landlord, its successors and assigns, as Tenant's attorney-in-fact to execute, acknowledge, and deliver on behalf of Tenant any documents described in this Section. This power of attorney is coupled with an interest and is irrevocable.

                  15.03 ATTORNMENT: NON-DISTURBANCE. If any holder of any mortgage, indenture, deed of trust, or other similar instrument described in
Section 15.02 succeeds to Landlord's interest in any Leased Property, Tenant will pay to such holder all Rent subsequently payable under the subject Lease. Tenant, upon request of any Person succeeding to the interest of Landlord, including any Landlord's Designee, shall automatically become the tenant of, and


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
attorn to, such successor in interest without changing such Lease. A successor in interest who is not an Affiliate of Landlord will not be bound by (a) any payment of Rent for more than one (1) month in advance, (b) any amendment or modification of such Lease made without its written consent, provided such party shall first have afforded Tenant with written notice of its interest, including an address to which the required request for written consent may be sent, (c) any claim against Landlord arising prior to the date on which the successor succeeded to Landlord's interest, or (d) any claim or offset of Rent against the Landlord. Upon request by Landlord, Landlord's Designee or such successor in interest, Tenant will execute, acknowledge and deliver a subordination non-disturbance and attornment agreement substantially in the form attached to the respective Lease. If Tenant fails or refuses to execute, acknowledge, and deliver any such document within twenty (20) days after written demand, and Landlord is not in breach of this Agreement, Landlord may execute, acknowledge and deliver any such document on behalf of Tenant as Tenant's attorney-in-fact:
Tenant hereby constitutes and irrevocably appoints Landlord, Landlord's Designee and each of their respective successors and assigns, as Tenant's attorney-in-fact to execute, acknowledge, and deliver on behalf of Tenant any documents described in this Section. This power of attorney is coupled with an interest and is irrevocable. Landlord shall use reasonable efforts to obtain a non-disturbance agreement from any such party referred to above which provides that in the event such party succeeds to Landlord's interest under the Lease and provided that no Event of Default by Tenant exists, such party will not disturb Tenant's possession, use or occupancy of the Leased Property in accordance with the provisions of this Agreement and will otherwise honor the Lease unchanged except as expressly set forth in any subordination agreement execute by Tenant.

                  15.04 ESTOPPEL CERTIFICATE.

                  (a) At the request of Tenant or Landlord, the other party shall execute, acknowledge and deliver an estoppel certificate, in recordable form and substantially in the form attached to and incorporated in the respective Lease, in favor of the requesting party and, if applicable, such requesting party's lender, mortgagee or purchaser, as the case may be, pertaining to matters reasonably and customarily requested in such certificates, including, but not limited to, the following:

                        (i) that the subject Lease is unmodified and in full force and effect, or if there have been modifications that the same is in full force and effect as modified and stating the modifications;

                        (ii) the date to which Rent and other charges have been paid;

                        (iii) that the requesting party is not in default nor is there any fact or condition which, with notice or lapse of time, or both, would constitute a default, if that be the case, or specifying any existing default;

                        (iv) if applicable, that the Tenant has accepted and occupies such Leased Property;

                        (v) if applicable, that Tenant has no defenses, set-off's, deductions, credits, or counterclaims against Landlord, if that be the case, or specifying such that exist;

                        (vi) if applicable, that the Landlord has no outstanding construction or repair obligations; and

                        (vii) such other information as may reasonably be requested by the requesting party or any lender, mortgagee or purchaser.

                  (b) Any purchaser, lender or mortgagee may rely on this estoppel certificate.

                  (c) If Tenant fails to deliver the estoppel certificates to Landlord within ten (10) days after the request of the Landlord, then Tenant shall be deemed to have certified that the facts set forth in the certificate are true and correct. Further, if Tenant fails or refuses to execute, acknowledge, and deliver any such document within twenty (20) days after written demand, and Landlord is not in breach of this Agreement, Landlord may execute, acknowledge and deliver any such document on behalf of Tenant as Tenant's attorney-in-fact: Tenant hereby constitutes and irrevocably appoints Landlord, Landlord's Designee and each of their respective successors and assigns, as Tenant's attorney-in-fact to execute, acknowledge, and deliver on behalf of Tenant any documents described in this Section. This power of attorney is coupled with an interest and is irrevocable.

                  (d) If Landlord fails to deliver the estoppel certificates to Tenant within ten (10) days after the request of the Tenant, then Landlord shall be deemed to have certified that the facts set forth in the certificate are true and correct. Further, if Landlord fails or refuses to execute, acknowledge, and deliver any such document within twenty (20) days after written demand, and Tenant is not in breach of this Agreement or any Lease, Tenant may execute, acknowledge and deliver any such document on behalf of Landlord as Landlord's attorney-in-fact, Landlord hereby constitutes and irrevocably appoints Tenant as Landlord's attorney-in-fact solely for the limited and exclusive purpose to execute, acknowledge, and deliver on behalf of Landlord the estoppel certificate described in this Section 15.03(d). This power of attorney is coupled with an interest and is irrevocable.

                                   ARTICLE XVI
                                  MISCELLANEOUS

                  16.01 NOTICES. Landlord and Tenant hereby agree that all notices, demands, requests, and consents (hereinafter "Notices") required to be given pursuant to the terms of this Lease shall be in writing and shall be addressed as follows:

      If to Tenant:     Community Education Centers, Inc.
                        75 Livingston Avenue
                        Roseland, New Jersey 07068
                        Attention:  John Clancy, President & CEO

      With a copy to:   Richard M. Slotkin, Esquire
                        Sills Cummis Radin Tischman Epstein & Gross P.A.
                        One Riverfront Plaza
                        Newark, New Jersey 07102


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
      If to Landlord:   CPT Operating Partnership, L.P.
                        Gardens Plaza, Suite 750
                        3300 PGA Boulevard
                        Palm Beach Gardens, Florida 33410-4243
                        Attention: Mr. Charles R. Jones

      With a copy to:   Goren, Cherof, Doody and Ezrol, P.A.
                        3009 East Commercial Boulevard, Suite 200
                        Ft. Lauderdale, Florida  33308
                        Attention:  Donald J. Doody, Esquire

and shall be served by (i) personal delivery, (ii) certified mail, return receipt requested, postage prepaid, or (iii) nationally recognized overnight courier. All notices shall be deemed to be given upon the earlier of actual receipt or three (3) days after mailing, or one (1) business day after deposit with the overnight courier. Any notices meeting the requirements of this Section shall be effective, regardless of whether or not actually received. Landlord or Tenant may change its notice address at any time by giving the other party notice of such charge.

                  16.02 ADVERTISEMENT OF LEASED PROPERTY. In the event the parties hereto have not executed a renewal lease of any Leased Property within one (1) year prior to the expiration of the Term, then Landlord or its agent shall have the right to enter such Leased Property at all reasonable times and in accordance with Section 16.03 for the purpose of exhibiting such Leased Property to others.

                  16.03 LANDLORD'S ACCESS. Landlord shall have the right to enter upon the Leased Property, upon reasonable prior notice to Tenant and at reasonable times so as not to interrupt Tenant's operation of the Leased Property, for purposes of inspecting the same and assuring Tenant's compliance with this Agreement; provided, any such entry by Landlord shall be subject to all reasonable rules, guidelines and procedures prescribed by Tenant, and delivered to Landlord in writing not less than thirty (30) days prior to their effective date, in connection therewith. So long as no Event of Default has occurred, all such inspections shall be at Landlord's sole cost and expense. So long as no Event of Default has occurred, if, pursuant to this Section 16.03, Landlord's inspections are completed through an agent or contractor of Landlord, Landlord shall require such agent or contractor to obtain and maintain general liability insurance in an amount not less than $1,000,000 per occurrence, naming Landlord and Tenant as additional insureds at all times while such inspections are conducted. Landlord shall deliver evidence of such insurance to Tenant prior to commencing such inspections. Landlord shall not be allowed entry to the Leased Property unless accompanied by such of Tenant's personnel as Tenant shall require.

                  16.04 ENTIRE AGREEMENT. This Agreement and the individual Leases contain the entire agreement between Landlord and Tenant with respect to the subject matter hereof and thereof. No representations, warranties, and agreements have been made by Landlord except as set forth in this Agreement and the Leases.

                  16.05 SEVERABILITY. If any term or provision of this Agreement or any Lease is held or deemed by Landlord to be invalid or unenforceable, such holding shall not affect the remainder of this Agreement or any Lease and the same shall remain in full force and effect,


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
unless such holding substantially deprives Tenant of the use of the Leased Property or Landlord of the Rents therefor, in which event the Lease for such Leased Property shall forthwith terminate as if by expiration of the Term.

                  16.06 CAPTIONS AND HEADINGS. The captions and headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

                  16.07 GOVERNING LAW. This Agreement and each of the Leases, to the extent permitted under the laws of the jurisdiction in which the Leased Property is located, shall be construed under the laws of the State of Florida.

                  16.08 MEMORANDUM OF LEASE. Landlord and Tenant agree that a memorandum of this Agreement or any Lease in the form attached to the respective Lease may be recorded by either party, with such modifications as may be approved by Landlord and Tenant with respect to each Leased Property.

                  16.09 WAIVER. No waiver by either party of any condition or covenant herein contained, or of any breach of any such condition or covenant, shall be held or taken to be a waiver of any subsequent breach of such covenant or condition, or to permit or excuse its continuance or any future breach thereof or of any condition or covenant, nor shall the acceptance of Rent by Landlord at any time when Tenant is in default in the performance or observance of any condition or covenant herein be construed as a waiver of such default, or of Landlord's right to terminate this Agreement or any Lease or exercise any other remedy granted herein on account of such existing default

                  16.10 BINDING EFFECT. This Agreement and each Lease will be binding upon and inure to the benefit of the heirs, successors, personal representatives, and permitted assigns of Landlord and Tenant.

                  16.11 AUTHORITY. The persons executing this Agreement or any Lease on behalf of Tenant warrant that (a) Tenant has the power and authority to enter into this Agreement or such Lease; (b) Tenant is qualified to do business in the state in which the Leased Property is located; and (c) such persons are authorized to execute this Agreement and each Lease on behalf of Tenant. Tenant shall, at the request of Landlord, provide evidence satisfactory to Landlord confirming these representation.

                  16.12 TRANSFER OF PERMITS, ETC. Upon the expiration or earlier termination of the Term of any Lease (whether pursuant to the provisions of this Agreement or of such Lease), Tenant shall, at the option of Landlord, transfer to and relinquish to Landlord or Landlord's Designee and cooperate with Landlord or Landlord's Designee in connection with the processing by Landlord or Landlord's Designee of all licenses, operating permits, and other governmental authorization and all contracts, including without limitation, the correctional or detention facility license, all Service Agreements and any other contracts with governmental or quasi-governmental entities which may be necessary or appropriate for the operation by Landlord or Landlord's Designee of the subject Leased Property for the purposes of operating a correctional or detention facility; provided that the costs and expenses of any such transfer or the processing of any such application shall be paid by Landlord or Landlord's Designee. Any such permits, licenses, certificates and contracts which are held in Landlord's name now or at the termination of such Lease shall remain the property of Landlord or Landlord's Designee. To the extent permitted by law, Tenant hereby irrevocably appoints Landlord, its successors and assigns and any nominee or nominees specifically designated by Landlord or any successor or assign as Tenant's attorney-in-fact to execute, acknowledge, deliver and file all documents appropriate to such transfer or processing of any such application on behalf of Tenant. This power of attorney is coupled with an interest and is irrevocable.

                  16.13 MODIFICATION. This Agreement and any Lease may only be modified by a writing signed by both Landlord and Tenant.

                  16.14 INCORPORATION BY REFERENCE. All schedules and exhibits referred to in this Agreement are incorporated into this Agreement, and all schedules and exhibits referred to in any Lease (as well as the provisions of this Agreement, except to the extent specifically excluded from or inconsistent with the terms of such Lease) are incorporated into such Lease.

                  16.15 NO MERGER. The surrender of this Agreement or of any Lease by Tenant or the cancellation of this Agreement or of any Lease by agreement of Tenant and Landlord or the termination of this Agreement or of any Lease on account of Tenant's default will not work a merger, and will, at Landlord's option, except as otherwise expressly provided, terminate any subleases or operate as an assignment to Landlord of any subleases. Landlord's option under this paragraph will be exercised by notice to Tenant and all known subtenants of any applicable Leased Property.

                  16.16 LACHES. No delay or omission by either party hereto to exercise any right or power accruing upon any noncompliance or default by the other party with respect to any of the terms hereof shall impair any such right or power or be construed to be a waiver thereof.

                  16.17 WAIVER OF JURY TRIAL. To the extent that there is any claim by one party against the other that is not to be settled by arbitration as provided in Article XIV hereof, Landlord and Tenant waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on all matters arising out of this Agreement or the use and occupancy of the Leased Property (except claims for personal injury or property damage).

                  16.18 PERMITTED CONTESTS. Tenant, on its own or on Landlord's behalf (or in Landlord's name), but at Tenant's expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or any legal requirement or insurance requirement or any lien, attachment, levy, encumbrance, charge or claim provided that, (a) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Landlord and from the Leased Property, (b) neither the Leased Property nor any Rent therefrom nor any part thereof or interest therein would be in any immediate danger of being sold, forfeited, attached or lost, (c) in the case of a legal requirement, Landlord would not be in any immediate danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings, (d) in the event that any such contest shall involve a sum of money or potential loss in excess of Twenty-five Thousand Dollars ($25,000.00), Tenant shall deliver to Landlord and its counsel an opinion of Tenant's counsel to the effect set forth in clauses (a), (b) and (c), to the extent applicable, (e) in the case of a legal requirement and/or an Imposition, lien, encumbrance, or charge, Tenant shall give such reasonable security as may be demanded by Landlord to insure ultimate payment of the same and to prevent any sale or forfeiture of the affected Leased Property or the Rent by reason of such nonpayment or noncompliance; provided, however, the provisions of this Section shall not be construed to permit Tenant to contest the payment, of Rent (except as to contests concerning the method of computation or the basis of levy of any Imposition) or any other sums payable by Tenant to Landlord hereunder. (f) in the case of an insurance requirement, the coverage required by Article IV shall be maintained, and (g) if such contest be finally resolved against Tenant, Tenant, as Additional Rent due hereunder, shall promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable legal requirement or insurance requirement. Landlord, at Tenant's expense, shall execute and deliver to Tenant such authorizations and other documents as may be reasonably required in any such contest, and, if reasonably requested by Tenant or if Landlord so desires, Landlord shall join as a party therein. Tenant shall indemnify, defend, save and hold Landlord harmless of, from and against any and all liability, cost or expense of any kind, including, but not limited to, attorneys' fees and expenses, that may be imposed upon Landlord in connection with any such contest and any loss resulting therefrom.

                  16.19 CONSTRUCTION OF LEASE. This Agreement and each of the Leases for Leased Properties have been reviewed by Landlord and Tenant and their respective professional advisors. Landlord, Tenant, and their advisors believe that this Agreement and such Leases are the product of all their efforts, that they express their agreement, and agree that they shall not be interpreted in favor of either Landlord or Tenant or against either Landlord or Tenant merely because of any party's efforts in preparing such documents.

                  16.20 COUNTERPARTS. This Agreement and each Lease may be executed in duplicate counterparts, each of which shall be deemed an original hereof or thereof and all of which, when taken together, shall be deemed one and the same instrument.

                  16.21 RELATIONSHIP OF LANDLORD AND TENANT. The relationship of Landlord and Tenant is the relationship of lessor and lessee. Landlord and Tenant are not partners, joint venturers, or associates.

                  16.22 LANDLORD'S STATUS AS A REIT. Tenant acknowledges that Landlord intends to elect to be taxed as a real estate investment trust ("REIT") under the Code. Tenant shall not do anything that would adversely affect Landlord's status as a REIT. Tenant hereby agrees to and shall execute and deliver to Landlord upon request, modifications of this Agreement that do not materially adversely affect Tenant's rights and liabilities if such modifications are required to retain or clarify Landlord's status as a REIT.

                  16.23 APPRAISAL. If it becomes necessary to determine the fair market rental of a Capital Addition in connection with the exercise by the Landlord of an option to purchase with respect thereto or the entire Leased Property due to the restrictions on transfer contained in Section 12.02, the Landlord and Tenant shall attempt to agree upon a single appraiser to make such determination within thirty (30) days after a demand for an appraisal has been made by either the Landlord or Tenant in accordance with this Section 16.23. If the Landlord and Tenant are unable to agree upon a single appraiser within thirty (30) days thereafter, then the party giving the notice of demand for appraisal shall give notice to the other of a person selected to act as appraiser on its behalf. Within ten (10) days after such notice, the Landlord (or Tenant, as the case may be) shall by notice to the Tenant (or the Landlord, as the case may be) appoint a second person as appraiser on its behalf. The appraisers thus appointed, each of whom must be a member of the American Institute of Real Estate Appraisers (or any successor organization thereto) and experienced in appraising correction and detention facilities (or reasonably similar facilities), shall, within forty-five (45) days after the date of the notice appointing the first appraiser, proceed to appraise the relevant Capital Addition or the Leased Property, as the case may be, to determine the fair market rental thereof as of the relevant date (giving effect to the impact, if any, of inflation from the date of their decision to the relevant date); provided, however, that if only one appraiser has been so appointed, or if two appraisers have been so appointed but only one such appraiser has made such determination within the later to occur of ten (10) business days following the delivery of such appraisal to the other party or fifty (50) days after the making of Tenant's or Landlord's request, then the determination of such appraiser shall be final and binding upon the parties. If two appraisers have been appointed and have made their determinations within the respective requisite periods set forth above and if the difference between the amounts so determined does not exceed ten percent (10%) of the lesser of such amounts, then the fair market rental shall be an amount equal to fifty percent (50%) of the sum of the amounts so determined. If the difference between the amounts so determined exceeds ten percent (10%) of the lesser of such amounts, then such two appraisers shall have twenty (20) days to appoint a third appraiser. If no such appraiser has been appointed within such twenty (20) days or within ninety (90) days of the original request for a determination of fair market value or fair market rental, whichever is earlier, either Landlord or Tenant may apply to any court having jurisdiction to have such appointment made by such court. Any appraiser appointed by the original appraisers or by such court shall be instructed to determine the fair market rental within forty-five (45) days after appointment of such appraiser. The determination of the appraiser which differs most in terms of dollar amount from the determinations of the other two appraisers shall be excluded, and the average of the sum of the remaining two determinations shall be final and binding upon Landlord and Tenant as the fair market rental of the Capital Addition or the Leased Property, as the case may be. This provision for determining by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties and judgment may be entered upon such determination in any court having jurisdiction of the matter. The Landlord and Tenant shall each pay the fees and expenses of the appraiser appointed by it and each shall pay one-half (1/2) of the fees and expenses of the third appraiser and one-half (1/2) of all other costs and expenses incurred in connection with each appraisal.

                  16.24 LIABILITY OF GENERAL PARTNER OF LANDLORD. Tenant acknowledges that Landlord has disclosed that the general partner of Landlord (the "GENERAL PARTNER") is a Maryland real estate investment trust formed pursuant to a Declaration of Trust, as amended, a copy of which is duly filed with the Department of Assessments and Taxation of the State of Maryland, which provides that no trustee, officer, shareholder, employee or agent of the General Partner shall be held personally liable under any written instrument creating an obligation of, or claim against, the General Partner and that all persons dealing with the General Partner, in any way, shall look only to the assets of the General Partner for the payment of any sum or the performance of any obligation. Tenant agrees that any liability of the General Partner or any trustee, officer, shareholder, employee or agent acting on behalf of the General Partner arising


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
out of this Agreement or the performance by Landlord of its obligations hereunder is limited to the assets of the General Partner in accordance with the above Declaration of Trust.

                  16.25 WARRANTIES. Notwithstanding the assignment to Landlord of the construction and manufacturers' warranties with respect to the Leased Property or any Capital Addition in connection with the acquisition thereof from Tenant, Landlord shall cooperate with Tenant in Tenant's enforcement, at Tenant's sole cost and expense, of any express or implied warranties or guaranties of workmanship or materials given by contractors, subcontractors, architects, draftsmen, materialmen or manufacturers that guarantee or warrant against defective design, workmanship or materials in connection with the construction of, or any alteration or improvement to, the Leased Property. Landlord will execute such documents as Tenant may reasonably require in order to evidence the authority of Tenant to enforce such guaranties and warranties in Landlord's name or on Landlord's behalf:

      IN WITNESS WHEREOF, the parties hereto have executed this Lease or caused the same to be executed by their respective duly authorized officers as of the date first set forth above.

WITNESSES:                          TENANT:

                                    COMMUNITY EDUCATION CENTERS, INC.


                                    By: _____________________________________
                                          John J. Clancy
                                          President & Chief Executive Officer


                                    LANDLORD:

                                    CPT OPERATING PARTNERSHIP, L.P.

                                    By:  Correctional Properties Trust, its
                                            general partner

                                          By:_______________________________
                                                Charles R. Jones, President

                                   SCHEDULE A

                                 THE FACILITIES

      Facility Name                             Location (City, State)
      -------------                             ----------------------

      Delaney Hall                              Newark (Essex County), New Jersey

                                   SCHEDULE B

                                PERSONAL PROPERTY

      Facility Name, Location (City, State)                 Personal Property
      -------------------------------------                 -----------------

      Delaney Hall, Newark, New Jersey                      None

                                   SCHEDULE C

                          TENANT'S PROPRIETARY PROPERTY

      Facility Name, Location (City, State)           Personal Property
      -------------------------------------           -----------------
      Delaney Hall, Newark, New Jersey                Not applicable

                                   SCHEDULE D

                              PERMITTED EXCEPTIONS

With respect to Delaney Hall:

      Subsurface conditions and/or encroachments not disclosed by an instrument of record.

      2. Rights as contained in Deed Book 2970, Page 114.

      3. Terms and Conditions of Contract for Sale for Private Development by and between The Housing Authority of the City of Newark and T.W.Z. Urban Renewal and Development Company, Inc. in Deed Book 5061, Page 828 and Deed Book 5063, Page 299.

      4. Declaration of Environmental Restrictions as contained in Deed Book 5371, Page 91.